Execution Original STOCK PURCHASE AGREEMENT THIS STOCK PURCHASE AGREEMENT (“Agreement”) is made November 3, 2021 (the “Execution Date”), among COLUMBUS MCKINNON CORPORATION, a New York corporation (“Buyer”), GARVEY CORPORATION, a New Jersey corporation (“Company”), and WILLIAM J. GARVEY (“William”), THE MARK GARVEY RESIDUARY TRUST (the “Trust”) and THOMAS G. GARVEY III (“Thomas”). (William, the Trust and Thomas are sometimes referred to herein individually as a “Seller” and collectively as “Sellers”.) WHEREAS Sellers own all right, title and interest in and to all issued and outstanding shares of Capital Stock in Company (the “Purchased Shares”); and WHEREAS Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, all of Sellers’ right, title and interest in and to the Purchased Shares, upon the terms set forth herein. NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto (individually, a “Party”; collectively, the “Parties”) hereby agree as follows: ARTICLE 1 - DEFINITIONS 1.1. Definitions. Capitalized terms used in this Agreement have the meanings set forth below in this Section 1.1 or provided elsewhere in this Agreement. “Accounts Receivable” means, with respect to Company: a. all trade accounts receivable and other rights to payment from customers of Company and the full benefit of all security for such accounts or other rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold, or services rendered to customers of Company; b. all other accounts or notes receivable of Company and the full benefit of all security for such accounts or notes receivable; and c. any claim, remedy or other right related to any of the foregoing. “Affiliate” of any Person means any other Person that Controls, is Controlled by or is under common Control with, such Person. “Applicable Law” means all applicable foreign and domestic: (a) laws, rules, regulations, statutes, codes, constitutions, judgments, injunctions, stays, assessments, writs, decisions, orders, decrees, awards, and ordinances of, and any legally binding interpretation, adjudication, determination, or approval of any of the foregoing by, any Government Entity; (b) common law; and (c) international treaties, conventions, and directives. “Business” means, collectively, the design, development, manufacture, marketing, sale, and distribution of new and refurbished multi-functional, loop accumulation systems and conveyer

- 2 - 23462652.12 systems, including accumulation tables, conveyors, handling devices, pharmaceutical solutions, lubrication, and distribution systems, all as conducted by Company on or prior to the Closing Date. “Business Day” means any day other than a Saturday, a Sunday, or a day on which commercial banking institutions in New York, New York are authorized or obligated by Applicable Law or executive order to be closed. For purposes of this Agreement (unless otherwise specified as a Business Day), the word “day” means a calendar day. “Capital Stock” means any: (a) share, interest, participation or other equivalent (however designated) of capital stock of a corporation; (b) ownership interest in any Person other than a corporation, including any membership interest, partnership interest, joint venture interest and beneficial interest; and (c) warrant, option, convertible or exchangeable security, subscription, right (including any preemptive right), call or other right to purchase or acquire any of the foregoing. “Cash and Cash Equivalents” means those items that are required by GAAP to be included as “cash” or “cash equivalents” on the financial records of Company. For the avoidance of doubt, Cash and Cash Equivalents will: (a) be calculated net of issued but uncleared checks, wires and drafts; and (b) include checks, wires and drafts deposited for the account of Company but not yet reflected as available proceeds in Company’s accounts. “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, including the Superfund Amendments and Reauthorization Act of 1986 (“SARA”) and the Emergency Planning and Community Right to Know Act (“EPCRA”). “Charter Documents” means: (a) the certificate or articles of incorporation and the by-laws of a corporation; (b) the articles of organization and operating agreement of a limited liability company; or (c) the organizational documents of any other type of entity. “Chemical Substance” means any chemical or naturally occurring substance, whether solid, gas or liquid, including any parameter, analyte, element, compound, raw material, intermediate product, by-product, product, substance, material or waste, or fraction or constituent thereof, defined or identified in, or regulated under, any Environmental and Safety Law. “Closing Date Cash” means the aggregate amount, if any, of Cash and Cash Equivalents immediately prior to the Effective Time. “Closing Date Indebtedness” means the aggregate amount of Indebtedness of Company immediately prior to the Effective Time, except any Indebtedness of Company discharged at the Closing (including the Indebtedness paid at the Closing under Section 2.4c). “Closing Deliverables” means all agreements, instruments, and other items to be delivered by the Parties at the Closing as referenced in Sections 7.4 and 7.5. “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as codified at Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B. “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

- 3 - 23462652.12 “Consent” means any consent, certificate, approval, authorization, agreement, waiver, permit, grant, franchise, concession, license, exemption, award, or order of, registration, declaration or filing with, or report, filing, registration or notice to, any Person, including any Government Entity. “Contract” means any agreement, lease, contract, note, mortgage, deed of trust, indenture, undertaking, arrangement, commitment, license, purchase order, option or other legally binding obligation or commitment, whether written or oral. “Controls”, “Controlled” and “Control” each means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Copyrights” means all domestic and foreign copyrights (registered or otherwise) and registrations and applications for registration thereof, all database rights, all mask work rights, all rights to create derivatives of works, all rights of paternity, integrity, disclosure, and withdrawal, together with any other rights that may be known as or referred to as “moral rights,” and all rights therein provided by any multinational treaty or convention. “Covered Agreement” means each of: a. this Agreement; b. the Indemnity Escrow Agreement; c. the Installment Payment Escrow Agreement; d. the Stock Powers; e. the Seller Releases; f. the Buyer/Company Releases; g. the Non-Competition Agreements; h. the Employment Agreement; i. the Retention Agreements; and j. any other agreement, instrument or document delivered by any Party pursuant to this Agreement or the transactions contemplated herein. “Current Assets” means those assets of Company that are listed under the caption “Current Assets” in the Net Working Capital Formula. “Current Liabilities” means those Liabilities of Company that are listed under the caption “Current Liabilities” in the Net Working Capital Formula.

- 4 - 23462652.12 “Customer Deposits Treated as Debt” means the aggregate amount of customer prepayments reflected on Company’s balance sheet except for: (a) any such prepayment for which an Account Receivable is set forth on such balance sheet and that has not been collected in cash on the date of such balance sheet; and (b) any such prepayment that Sellers can demonstrate was expended to pay for inventory for the project for which such prepayment was made. “Damages” means the aggregate of any and all losses, liens, loss of services, costs, judgments, deficiencies, penalties, obligations, Liabilities, interest, charges, contribution, deficiencies, damages, natural resource damage, injuries, fines, expenses (including reasonable attorneys’, consultants’ and experts’ fees and disbursements) and the cost of investigation of every name, nature and description whatsoever. Notwithstanding the foregoing, “Damages” includes: (a) special, incidental, consequential, punitive and any other indirect damages, lost profits and exemplary damages, but: (1) only to the extent suffered, directly or indirectly, by any non-Party and claimed against a Party; and (2) excluding in all respects any such damages (including any claim with respect to diminution in value) as to any claim brought by one Party or its indemnitees against any other Party under Section 8.3b below; and (b) up to treble damages awarded against Company, but only for the intentional or willful infringement prior to the Closing of a Third Party’s Intellectual Property rights by Company or any of its Representatives as determined by a court of competent jurisdiction in a final non-appealable order. “Data Room” means the virtual data room maintained by Company and Sellers created for Buyer to access information in relation to Company and Sellers, as it existed at 5:00 p.m. Eastern time on November 2, 2021. “Domestic Jurisdiction” means a state of the United States, the District of Columbia, or a political subdivision of a state of the United States or the District of Columbia, but excluding territories of the United States and their political subdivisions. “EBITDA” means earnings before interest, taxes, depreciation, and amortization, as determined in accordance with GAAP, consistently applied. “Effective Time” means 11:59:59 p.m. Eastern Time on the Closing Date. “Employee Benefit Plan” means any: (a) employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not subject to ERISA); (b) employee welfare benefit plan within the meaning of Section 3(1) of ERISA (whether or not subject to ERISA); or (c) bonus, commission and other similar program for employees, non-employee directors or independent contractors of a Person. “Encumbrance” means any charge, claim, community property interest, encumbrance, equitable interest, lien (statutory or other), option, pledge, condition, security interest, mortgage, deed of trust, right of way, easement, encroachment, servitude, restriction, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income, or exercise of any other attribute of ownership.

- 5 - 23462652.12 “Enforceability Limitations” means: (a) any bankruptcy or similar law now or hereafter in effect limiting creditors’ rights; and (b) the discretion of the appropriate Government Entity with respect to specific performance, injunctive relief, or other types of equitable remedies. “Environment” means any surface water, groundwater, land (including soil, land surface or subsurface), sediment (including ditch sediment, stream sediment and river sediment), ambient air, indoor air (to the extent impacted by Hazardous Materials in the soil, sub-surface, or groundwater), sub-slab vapor, soil vapor, fish, wildlife, and other biota. “Environmental and Safety Law” means any Applicable Law regulating or otherwise governing: a. the Environment; b. any Environmental Condition, or any occupational or public health or safety, with respect to the Release of Hazardous Materials, or natural resource damages; c. any Hazardous Material; d. the presence of exposure to or management of, including the manufacture, generation, processing, labeling, distribution, introduction into commerce, use, treatment, handling, storage, recycling, reclamation, reuse, discharge, production, disposal, or transportation of any Hazardous Material; or e. the Release or threatened Release of any Hazardous Material (or the prevention or investigation, assessment, containment, removal, remediation, response, clean-up, or abatement thereof) or the protection, preservation, replacement, restoration, or conservation of natural resources or endangered or threatened species; and including the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et seq. and N.J.A.C. 7:26B) (collectively, “ISRA”), RCRA, CERCLA, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Clean Air Act, and the Solid Waste Disposal Act, comparable or similar Applicable Law of the State of New Jersey, Camden County, New Jersey, and the municipalities of Blue Anchor and Winslow, New Jersey, and all Applicable Law promulgated and enforceable thereunder and generally applicable guidance that is promulgated thereunder. “Environmental Compliance Liability” means any and all Liability to any Person, including any Government Entity, resulting from Company’s non-compliance or failure to comply with, default under, or violation of, any Environmental and Safety Law in the use, ownership or operation of the Business or use and occupancy of the Premises, including any and all Damages incurred by Company as a result of Company’s failure to have any Environmental Permit required under Applicable Law for the ownership or operation of the Business, or required with respect to the manufacture, generation, processing, labeling, distribution, introduction into commerce, use, treatment, handling, storage, recycling, reclamation, reuse, discharge, production, disposal or

- 6 - 23462652.12 transportation of, any Hazardous Material, or the use or occupancy of the Premises in the Ordinary Course of Business of Company prior to the Closing. “Environmental Condition” means any and all circumstances with respect to the Environment, whether on or off the Premises, that requires investigation, assessment, containment, removal, remediation, response, clean-up and/or abatement under any Environmental and Safety Law and/or that may result in Litigation by and/or Liability to any Government Entity or other Person pursuant to any Environmental and Safety Law. Subject to the foregoing, Environmental Conditions will include Environmental Conditions discovered with regard to the Premises after the Closing to the extent that such Environmental Conditions result from the operation of the Business prior to the Closing while Company or any Predecessor or Affiliate of Company owned or leased the Premises. “Environmental Notice” means any written notice, notification, judgment, decree, directive, injunction, requirement, rule, order, Claim, Litigation, document, letter, e-mail, guidance or other such written communication from any Government Entity, arbitrator, or other Person, including the United States Environmental Protection Agency: a. with respect to any direct or indirect, intentional, or unintentional act or omission of Company or any of its Predecessors or Affiliates that has resulted in: (1) a Release or threatened Release of any Hazardous Material into the Environment; (2) a failure to obtain an Environmental Permit; (3) an Environmental Compliance Liability; (4) an Environmental Condition; (5) a failure to comply with, noncompliance with, alleged violation of, violation of or default under any Environmental and Safety Law; or (6) the presence of any Hazardous Material at, on, under, upon, in, adjacent to, near and proximate to, beneath, about, migrating across or emanating from the Premises or any real property now or formerly owned, leased or occupied by Company or any of its Predecessors or Affiliates or any real property where any Hazardous Material generated by Company, any of its Predecessors or Affiliates, or the Business has been placed or come to be located; or b. that alleges or asserts that any of the conditions described in clauses (1) through (6) of subparagraph (a) above exists with respect to any properties or assets of Company or any of its Predecessors or Affiliates. “Environmental Permit” means any Permit issued, approved, or granted by any Government Entity pursuant to any Environmental and Safety Law that is required for the operation of the Business as of the Closing Date.

- 7 - 23462652.12 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder. “ERISA Affiliate” means each Person that is or was at any time treated as a single employer with Company for purposes of Section 414 of the Code or Sections 4001(a)(14) or 4001(b) of ERISA. “Escrow Agent” means Manufacturers and Traders Trust Company, Buffalo, New York. “Excess and Obsolete Inventory” means all Inventory determined to be excess or obsolete in accordance with Company’s policies, consistent with Company’s past practice, including the following: a. disposable parts will be considered excess and obsolete to the extent the quantity of such disposable parts on hand exceeds the lesser of: (1) the quantity of such disposable parts used in the Business in the Twelve (12) months prior to the date of determination; or (2) the quantity of such disposable parts forecast to be required in the Business in the Twelve (12) months following the date of determination; and b. durable parts will be considered excess and obsolete to the extent the quantity of such durable parts on hand exceeds the lesser of: (1) the quantity of such durable parts used in the Business in the Twenty-Four (24) months prior to the date of determination; or (2) the quantity of such durable parts forecast to be required in the Business in the Twenty-Four (24) months following the date of determination. “FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. §§78dd-1, et. seq. “Fundamental Representations” means: a. with respect to Sellers, the representations and warranties set forth in: (1) Section 3.1 (Organization); (2) Section 3.2 (Authorization of Transaction); (3) Section 3.3 (Consents); (4) Section 3.4 (Noncontravention); (5) Section 3.5 (Brokers’ Fees); (6) Section 3.6 (Purchased Shares); (7) Section 4.1 (Organization); (8) Section 4.2 (Authorization of Transaction); (9) Section 4.3 (Capitalization);

- 8 - 23462652.12 (10) Section 4.4 (Noncontravention); (11) Section 4.5 (Brokers’ Fees); and (12) Section 4.6 (Title to Assets); and b. with respect to Buyer, the representations and warranties set forth in: (1) Section 5.1 (Organization); (2) Section 5.2 (Authorization of Transaction); (3) Section 5.3 (Consents); (4) Section 5.4 (Noncontravention); (5) Section 5.5 (Brokers’ Fees); and (6) Section 5.6 (Financial Ability). “Funds Flow Memorandum” means a flow of funds memorandum in form mutually agreed upon by the Parties setting forth an itemized account of all payments and adjustments to be made between Buyer and Sellers at the Closing. “GAAP” means generally accepted accounting principles as in effect from time to time in the U.S. “Government Entity” means any national, state, municipal or local government, any instrumentality, subdivision, court, council, administrative agency, or commission or other governmental or quasi-governmental authority or instrumentality exercising any Tax, regulatory or governmental or quasi-governmental authority. “Government Order” means any order, writ, judgment, injunction, decree, determination, or award issued by any Government Entity. “Hazardous Material” means any and all flammable, reactive, toxic, explosive or radioactive Chemical Substances, asbestos, asbestos containing material, polychlorinated biphenyls, radon, urea-formaldehyde foam, petroleum, petroleum-derived products or petroleum- containing wastes, lead-based paint, mold, Chemical Substances known to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions, solid wastes, and hazardous, extremely hazardous or toxic wastes, substances and materials, or fraction or constituent thereof, to the extent defined or identified in, or regulated under, any Environmental and Safety Law. “Indebtedness” means, of any Person, without duplication: a. indebtedness for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money;

- 9 - 23462652.12 b. amounts owing as deferred purchase price for property or services, including all seller notes or “earn-out” payments; c. indebtedness evidenced by any note, bond (other than any performance bond or similar instrument), debenture, mortgage, deed of trust or other debt instrument or debt security; d. payment obligations due and owing under any interest rate, currency or other hedging agreement; e. obligations under any performance bond or letter of credit, but only to the extent drawn or called prior to the Closing; f. any obligation under any lease required to be recorded as a capital lease under GAAP; g. any obligation or Liability secured by any Encumbrance (other than a Permitted Encumbrance) on any property of such Person; h. guarantees with respect to any indebtedness of any other Person of a type described in clauses (a) through (g) above in this definition; i. for clauses (a) through (h) above, any accrued interest, premium, penalties, fees, and Taxes thereon and any termination fees, prepayment penalties, “breakage” costs or similar payments associated with the repayment of such Indebtedness on the Closing Date; and j. with respect to Company, Customer Deposits Treated as Debt. “Independent Accountants” means PricewaterhouseCoopers, or any successor thereof, provided that such firm is independent of Buyer and Sellers. If such firm ceases to be independent, Buyer and Sellers will mutually agree to an alternate regional accounting firm as the successor Independent Accountants. “Intellectual Property” means all intellectual property rights of any kind, including: a. inventions, whether or not patentable, whether or not reduced to practice and whether or not yet made the subject of a pending Patent application; b. ideas and conceptions of potentially patentable subject matter, including any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending Patent application or applications; c. Patents; d. Trademarks; e. Copyrights;

- 10 - 23462652.12 f. Software (including source code and object code) and all related documentation and data files; g. trade secrets, know-how and confidential, technical, or business information (including ideas, formulas, compositions, designs, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice); h. whether or not confidential, technology (including know-how and show- how), manufacturing and production processes and techniques, methodologies, research and development information, drawings, specifications, designs, plans, proposals, technical data, pre-clinical and clinical test data, regulatory data, works of authorship (whether or not copyrightable) together with future derivatives, modifications and augmentations of such works, mask works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information; i. copies and tangible embodiments of all of the foregoing, in whatever form or medium; j. all rights to obtain and rights to apply for Patents and to register Trademarks and Copyrights; k. all rights under any license agreements and any licenses, registered user agreements, technology or materials, transfer agreements, and other agreements or instruments with respect to items in clauses (a) through (j) above; and l. all rights to sue and recover and retain damages and costs and attorneys’ fees for present and past infringement of any of the intellectual property rights set forth above. “Inventory” means raw materials and supplies, manufactured, and purchased parts, goods in process and finished goods. “Key Employee” means each of Thomas G. Garvey III, William Reese, Michael Earling, Mark Jackson, Kenneth Nichols, Elizabeth Lounsberry, Jonathon Tate, Shawn Cutts, Robert Schaeffer, John Neil, Joseph Gradia, Michael Garvey, Lenard Levy, Frank Fewkes, Jake Garvey, Michael Somers, Thomas Lauchert, Kevin Silipino, and Drew Garvey. “Knowledge” means: a. with respect to Sellers, the actual knowledge of William and Thomas and, with respect to engineering, technical and sales matters, of Michael Earling, together with the knowledge that any such Person would reasonably be expected to discover after reasonable due inquiry, concerning the existence of the fact or matter in question; or

- 11 - 23462652.12 b. with respect to Buyer, the actual knowledge of Terry Schadeberg, together with the knowledge that such Person would reasonably be expected to discover after reasonable due inquiry, concerning the existence of the fact or matter in question. “Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property held by Company. “Leases” means all leases, subleases, licenses, concessions, and other agreements, whether written or oral, including all amendments, extensions, renewals, guarantees and other agreements with respect thereto, pursuant to which Company holds any Leased Real Property. “Liability” means any liability, debt, commitment, responsibility, amount in contribution or obligation of any kind or nature (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, matured or unmatured, and whether due or to become due). For avoidance of doubt, “Liability” does not mean any account payable incurred in the Ordinary Course of Business. “Licensed Intellectual Property” means collectively all Intellectual Property: (a) in or to which any Person has granted any right, title or interest to Company (other than off-the-shelf, commercially available software); and (b) that is used in Company’s operations on the date hereof. “LSRP” means Rob Trail, the Licensed Site Remedial Professional engaged by Company, and Mr. Trail’s employer, PT Consultants, Inc. “Material Adverse Effect” means any change, event, fact or condition materially adverse to the Business, assets, condition (financial or otherwise), operating results or operations of Company taken as a whole, or to the ability of Sellers to consummate the transactions contemplated herein, except where such change, event, fact or condition is cured in a manner that eliminates all such material adversity, but excluding any change, event, fact or condition arising from or relating to: a. general business or economic conditions; b. actions required by this Agreement or any other Covered Agreement; c. public disclosure of the transaction herein or therein after the Closing; d. national or international political or social conditions, including the engagement by any country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack; e. act of God, fire, global health condition (including any epidemic, pandemic, or disease outbreak (including the COVID-19 virus and its variants), natural disaster, Government Entity action, strike, or other work stoppage; f. changes in Applicable Law, any Government Order or any other binding directives issued by any Government Entity;

- 12 - 23462652.12 g. financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index); or h. changes in GAAP. “Net Working Capital” means the sum of current Accounts Receivables, Inventory and other Current Assets, minus accounts payable, accrued expenses (excluding Customer Deposits Treated as Debt) and other Current Liabilities, all as calculated in a manner consistent with the Net Working Capital Formula. The calculation of Net Working Capital shall exclude all Pass-Through Entity Tax refunds and all Pass-Through Entity Tax accruals. “Net Working Capital Formula” means the calculations set forth on Exhibit A. “NJDEP” means the New Jersey Department of Environmental Protection. “Ordinary Course of Business” means the ordinary course of business conducted on a regular recurring basis that is consistent with past custom and practice (including with respect to quantity and frequency). “Owned Intellectual Property” means all Intellectual Property owned by Company in any jurisdiction throughout the world that is used in Company’s operations on the date hereof. “Owned Real Property” means all real property in and to which Company has any fee ownership right, title or interest. “Participation Percentages” means the Participation Percentages for Sellers set forth on Schedule 2.1. “Pass-Through Entity Tax” means the entity-level Tax imposed by the State of New Jersey on partnerships and certain other pass-through entities pursuant to P.L. 2019, c. 320, as amended from time to time, and any Tax that is substantially similar to the Tax imposed pursuant to section 3 of P.L. 2019, c. 320, by any other Domestic Jurisdiction. “Patents” means all domestic, foreign, national and multinational statutory invention, utility models, registrations, patents, patent registrations, patent applications, provisional patent applications, industrial designs and industrial models, including all reissues, divisions, continuations, continuations-in-part, foreign counterparts, extensions, reexaminations, certificates of correction, patents of addition, registration or confirmation patents and all rights therein provided by multinational treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application. “Permit” means any permit, license, variance, certificate, Consent, accreditation, authorization, approval, permission, notice, notification, filing, order, waiver, registration, membership, recording or other license of any kind required to be obtained from a Government Entity. “Permitted Encumbrance” means any:

- 13 - 23462652.12 a. Encumbrance for current real or personal property Taxes not yet due and payable or being contested in good faith by appropriate procedures and with respect to which Company maintains adequate reserves; b. workers’, carriers’ and mechanics or other like lien incurred in the Ordinary Course of Business with respect to which payment is not due and that does not impair the conduct of the Business or the present or proposed use of the affected property; c. transfer restriction under the Securities Act of 1933; and d. Encumbrance set forth on Schedule 1.1. “Person” means any individual, association, corporation, joint venture, partnership, limited liability company, limited liability partnership, trust, firm, joint stock company, Government Entity, or any other entity of any kind. “Personal Information” means any information that identifies, relates to, describes, is reasonably capable of being associated with or could reasonably be linked, directly or indirectly, with, an individual or an individual’s household, including a name, unique personal identifier, Internet Protocol (IP) address, email address, account name, social security number, driver’s license number, state identification card number, passport number, signature, physical characteristic or description, address, telephone number, insurance policy number, education, employment, employment history, bank account number, credit card number, debit card number, and any other financial information, medical information or health insurance information. “POTW” means a publicly owned treatment works. “Predecessor” means, with respect to any Person, any other Person that: (a) has merged or consolidated with or into such Person; (b) has transferred all or substantially all of its non-real property assets to such Person; or (c) previously owned or occupied any real property owned or occupied by such Person but only, with respect to this clause (c), if such Person assumed in writing a Liability of such other Person with respect to such real property. “Privacy Records” means all consent, acceptance and decline records related to activities of any Person who visits, accesses, or uses any User Interface, including privacy consent records and cookie consent records. “Prohibited Transaction” has the meaning set forth in ERISA Section 406 and Code Section 4975. “RCRA” means the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901, et seq. “Reference Balance Sheet” means the unaudited internal balance sheet of Company as of the Most Recent Fiscal Month End.

- 14 - 23462652.12 “Release” means any and all spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Hazardous Material, including any Chemical Substance, of any kind into the Environment, including the abandonment or discarding of barrels, containers, tanks, or other receptacles containing or previously containing any Hazardous Material. “Representatives” means the directors, officers, shareholders, trustees, employees, agents, counsel, contractors, consultants, accountants, and other authorized agents of a Party. “Schedule” means each Schedule attached hereto, each of which is made a part hereof. “Seller Representative” means Thomas, or any successor Seller Representative appointed pursuant to Section 9.24d. “Software” means any and all computer programs and all related documentation, manuals, source code and object code, program files, programming notes, data files, computer related data, field and data definitions and relationships, data definition specifications, data models, databases, program and system logic, data interfaces, graphical interfaces, screen layouts, program modules, routines, subroutines, algorithms, program architecture, programming notes, design concepts, system design, program structure, sequence and organization, screen displays and report layouts, computer models, application program interfaces, software development kits, software security codes, computer passwords, engineering drawings in source, native, electronic form, computer- aided design data files (including IGES and STEP data files) in electronic form, and all other material related to such software. “Target Net Working Capital” means Seven Million Seven Hundred Fifty-Three Thousand Six Hundred Eighty-Eight Dollars ($7,753,688.00). “Tax” means any federal, state, local or foreign tax or other amount or Liability, including any penalty or interest, that is owed to any Government Entity to the extent arising from or related to the amounts due for income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, workers’ compensation, disability, real property, personal property, gains, sales, use, transfer, bulk sale, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not and including any obligations to indemnify, defend or hold harmless or to otherwise assume or succeed to the Tax Liability of any other Person. “Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to any Taxes, including any schedule or attachment thereto, and including any amendment thereof. “Third Party” means any Person other than Company, any Seller, Buyer or any Affiliate of Buyer. “Trademarks” means all trademarks, service marks, design marks, trade dress, logos, distinguishing guises and indicia, trade names, corporate names, business names, domain names,

- 15 - 23462652.12 website names, website addresses and internet uniform resource locators, whether or not registered, including all statutory and common law rights therein, goodwill related thereto and registrations, applications for registration and renewals thereof, including all marks registered in the United States Patent and Trademark Office, the Trademark Offices of the States and Territories of the United States of America and all other nations throughout the world, and all rights therein provided by multinational treaties or conventions. “Treasury Regulations” means the U.S. Treasury Regulations promulgated under the Code. “U.S.” or the “United States” means the United States of America (including the states thereof and the District of Columbia), and its “possessions.” “User Interface” means any graphical interface owned, controlled, or operated by or for Company, including websites, webpages thereof, web portals, mobile applications, and screens thereof. “WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses. ARTICLE 2 - PURCHASE AND SALE OF PURCHASED SHARES 2.1. Sale of Purchased Shares. Subject to the terms herein, on the Closing Date, Sellers will sell to Buyer free and clear of all Encumbrances, and Buyer will purchase from Sellers, all right, title and interest of Sellers in and to the Purchased Shares, as set forth on Schedule 2.1, for the consideration specified below in this Article 2. 2.2. Delivery of Estimates. At least Three (3) Business Days prior to the Closing Date, Sellers will deliver to Buyer, in form and substance reasonably acceptable to Buyer, estimates, as of immediately prior to the Effective Time, of: a. Closing Date Cash (“Estimated Closing Date Cash”); and b. Closing Date Indebtedness (“Estimated Closing Date Indebtedness”); together with all workpapers that are reasonably requested by Buyer to verify the accuracy of Estimated Closing Date Cash and Estimated Closing Date Indebtedness. 2.3. Purchase Price Calculation. The purchase price for the Purchased Shares (the “Purchase Price”) will consist of a closing payment (the “Closing Payment”) calculated as follows, subject to adjustment as set forth in Section 2.6 below: a. Seventy-Four Million Dollars ($74,000,000.00); plus b. the amount of Estimated Closing Date Cash; minus c. the amount of Estimated Closing Date Indebtedness. 2.4. Payment of Purchase Price. The Purchase Price will be paid by Buyer as follows:

- 16 - 23462652.12 a. Indemnity Escrow Amount – At the Closing, Buyer will deposit with the Escrow Agent, by wire transfer of immediately available funds, the sum of Six Million Dollars ($6,000,000.00) (the “Indemnity Escrow Amount”) as provided in Section 2.5a, which Indemnity Escrow Amount will be held in escrow by the Escrow Agent pursuant to the terms of the Indemnity Escrow Agreement; b. Installment Payment Escrow Amount – At the Closing, Buyer will deposit with the Escrow Agent, by wire transfer of immediately available funds, the sum of Two Million Dollars ($2,000,000.00) (the “Installment Payment Escrow Amount”) as provided in Section 2.5b, which Installment Payment Escrow Amount will be held in escrow by the Escrow Agent pursuant to the terms of the Installment Payment Escrow Agreement; c. Loan Payments – At the Closing, Buyer will pay to the lenders listed on Schedule 2.4c (collectively, the “Existing Lenders”), for the account of Company, the amounts set forth in payoff letters delivered to Buyer at least Three (3) Business Days prior to the Closing Date (the “Loan Payments”); d. Pass-Through Entity Tax – At the Closing, to the extent requested in writing by Sellers, Buyer will pay to the Domestic Jurisdictions determined in accordance with Section 6.4l, for the account of Company, the Estimated Pass-Through Entity Tax for each such Domestic Jurisdiction; e. Balance of Purchase Price – At the Closing, Buyer will pay to Sellers, by wire transfer of immediately available funds, in proportion to their respective Participation Percentages, the balance of the Purchase Price after deducting the amounts payable pursuant to Sections 2.4a, 2.4b and 2.4c; and f. Adjustment – The adjustment to the Closing Payment and Purchase Price will be made in accordance with Section 2.6. 2.5. Escrow Amounts. At the Closing, Buyer will: a. pursuant to Sections 2.4a, deposit with the Escrow Agent the Indemnity Escrow Amount, to be held pursuant to the Indemnity Escrow Agreement for the purpose of securing any post-Closing covenants of Sellers, including the indemnification obligations of Sellers set forth in Article 8; and b. pursuant to Section 2.4b, deposit with the Escrow Agent the Installment Payment Escrow Amount, to be held pursuant to the Installment Payment Escrow Agreement and to be released to Sellers, in proportion to their respective Participation Percentages, in an amount calculated as follows (the “Installment Payment”): (1) if Company’s EBITDA for the 12-month period commencing on the first day of the month immediately following the Closing Date (the

- 17 - 23462652.12 “Measurement Period”) equals or exceeds Seven Million Five Hundred Thousand Dollars ($7,500,000.00) (“Base EBITDA”), an amount equal to: (a) One Million Dollars ($1,000,000.00); plus (b) the product of two (2) times the amount, if any, by which Company’s EBITDA for the Measurement Period (up to Eight Million Dollars ($8,000,000.00)) exceeds Base EBITDA. The Installment Payment: (i) will be payable only if Thomas remains employed by Company from the Closing Date through March 31, 2023, unless Thomas is terminated by Buyer or Company without cause or due to disability, or if Thomas dies; and (ii) is capped at Two Million Dollars ($2,000,000.00). Buyer will cause Company to prepare the foregoing EBITDA calculation and deliver the same to Seller Representative within Forty-Five (45) days after the end of the Measurement Period, together with a written certification that such calculation has been prepared and calculated in accordance this Section 2.5b. Thereafter, Seller Representative will conduct a review of such calculation and notify Buyer not later than Thirty (30) days after receipt of such calculation as to whether it is acceptable to Seller Representative. If Seller Representative objects to such calculation and Buyer and Seller Representative are able to resolve their dispute within Thirty (30) days after Seller Representative’s objection, such calculation (reflecting the resolution) will become final and binding on the Parties. If Buyer and Seller Representative are unable to resolve their dispute within Thirty (30) days after Seller Representative’s objection, the dispute will be resolved by the Independent Accountants in a manner consistent with the procedure set forth in Section 2.6d(3), including Seller Representative having the right to examine Buyer’s books, and records. The Independent Accountants will be instructed to perform their services as expeditiously as possible, and the resolution of the Independent Accountants shall be final and binding on the Parties. The fees and expenses of the Independent Accountants for the resolution of any such dispute shall be shared by Buyer and Sellers in inverse proportion to the respective amounts of the disputed matters which are resolved in favor of each. 2.6. Post-Closing Net Working Capital Adjustment. a. Closing Balance Sheet – As soon as practicable, but in no event more than Ninety (90) days, after the Closing Date, Buyer will prepare and deliver to Seller Representative an unaudited balance sheet of Company as of immediately prior to the Effective Time (the “Closing Balance Sheet”), that includes a calculation and statement of: (1) Closing Date Cash; (2) Closing Date Indebtedness; (3) Current Assets; (4) Current Liabilities;

- 18 - 23462652.12 (5) Buyer’s good faith calculation of the resulting Net Working Capital (“Actual Net Working Capital”); and (6) Buyer’s good faith calculation of the resulting Closing Payment (the “Adjusted Closing Payment”), calculated in accordance with the following formula: (c) Seventy-Four Million Dollars ($74,000,000.00); plus (d) the amount of Closing Date Cash; minus (e) the amount of Closing Date Indebtedness; plus (f) the amount, if any, by which Actual Net Working Capital exceeds Target Net Working Capital; minus (g) the amount, if any, by which Actual Net Working Capital is less than Target Net Working Capital. Buyer will also provide to Seller Representative all work papers that are reasonably requested by Seller Representative to verify the accuracy of the Closing Balance Sheet, but only to the extent related to the preparation of the Closing Balance Sheet. b. Payment – (1) Calculation - If the Adjusted Closing Payment is: (a) less than the Closing Payment (“Net Working Capital Deficiency”), then an amount equal to the Net Working Capital Deficiency will be paid to Buyer by Sellers in proportion to their respective Participation Percentages; (b) greater than the Closing Payment (“Excess Net Working Capital”), then Buyer will pay to Sellers the amount of such Excess Net Working Capital in proportion to their respective Participation Percentages; or (c) equal to the Closing Payment, then no payment will be due from any Party to any other Party under this Section 2.6. (2) Timing of Payment - Any payment required pursuant to this Section 2.6b will be paid within Ten (10) Business Days after the Closing Balance Sheet becomes final and binding on the Parties pursuant to this Section 2.6, by wire transfer or delivery of immediately available funds. c. Audit Right – Buyer agrees to keep accurate books and records reasonably necessary to determine Closing Date Cash, Closing Date Indebtedness, and Net Working Capital. All such books and records will be retained by Buyer until the Closing Balance Sheet becomes

- 19 - 23462652.12 final and binding on the Parties pursuant to this Section 2.6. Upon Five (5) days’ prior written notice to Buyer, Seller Representative will have the right during reasonable business hours to examine such books and records. d. Dispute Resolution Regarding Closing Balance Sheet – (1) If Seller Representative has any objection to the Closing Balance Sheet, Seller Representative will deliver in writing to Buyer within Thirty (30) days of receipt of the Closing Balance Sheet, a statement indicating his objection to the Closing Balance Sheet and setting forth his objections thereto (the “Balance Sheet Objections Statement”). If a Balance Sheet Objections Statement is not delivered by Seller Representative to Buyer within Thirty (30) days after Seller Representative’s receipt of the Closing Balance Sheet, then the Closing Balance Sheet will automatically become final and binding on the Parties. The audit right of Seller Representative set forth in Section 2.6c can be used by Seller Representative to assist him in determining the basis for any objections. (2) The Balance Sheet Objections Statement will specify in reasonable detail each of Seller Representative’s objections to the specific items in the Closing Balance Sheet, including each element of Closing Date Cash, Closing Date Indebtedness, and Net Working Capital (each such disputed item, a “Disputed Item”) and contain a statement setting forth in reasonable detail the calculation of Closing Date Cash, Closing Date Indebtedness, and Net Working Capital as of immediately prior to the Effective Time and Seller Representative’s good faith calculation of the resulting Adjusted Closing Payment. Buyer and Seller Representative will promptly use commercially reasonable efforts to negotiate in good faith to resolve any such objections. If Buyer and Seller Representative agree in a writing executed by both on the content of the Closing Balance Sheet, with such adjustments and/or amendments thereto, if any, as to which they both agree, then such Closing Balance Sheet, as so adjusted and/or amended, will become final and binding on the Parties on the date of such writing. (3) If Buyer and Seller Representative fail to resolve any such objection within Thirty (30) days following Buyer’s receipt of Seller Representative’s Balance Sheet Objections Statement, then the dispute will be submitted for resolution to the Independent Accountants who will be promptly retained to determine the Closing Balance Sheet, which determination will be made as promptly as possible, but in no event more than Thirty (30) days after the Independent Accountants’ engagement. Buyer and Seller Representative each will submit to the Independent Accountants specific values for the Disputed Items that they believe to be correct (each, a “Proposed Closing Balance Sheet Value”) and all relevant supporting documentation for the basis for such values. The Independent Accountants will determine, based solely on the supporting documentation provided by Buyer and Seller Representative, and not by independent review, the Disputed Items and will render a written report as to the resolution of each Disputed Item and the resulting Closing Balance Sheet and Adjusted Closing Payment. The Independent Accountants’ role will be limited to resolving such objections and determining the correct calculations to be used with respect only to the Disputed Items, and the Independent Accountants will not make any other determination as to any other item on the Closing Balance Sheet. The Independent Accountants will not assign a value to any Disputed Item greater than the greatest value for such Disputed Item claimed by Buyer or Seller Representative or less than the smallest value for such Disputed Item claimed by Buyer or Seller Representative. The fees, expenses and costs of the Independent Accountants will be paid equally by Sellers, on the one

- 20 - 23462652.12 hand, and Buyer, on the other. The Closing Balance Sheet resulting from the determination of the Independent Accountants, absent fraud or computational errors (the “Final Closing Balance Sheet”), and the resulting Adjusted Closing Payment, will become final, binding on non- appealable on the Parties on the date such determination is rendered, and no Party will seek further recourse to courts, other tribunals or otherwise, other than to enforce the final decision of the Independent Accountants. Judgment may be entered to enforce the final decision of the Independent Accountants in any court having proper jurisdiction. (4) If Buyer does not give Seller Representative access to the books and records described in Section 2.6c within the Five (5) day period set forth in Section 2.6c, then the Thirty (30) day objection period set forth in Section 2.6d(1) shall be extended by a number of days equal to the days before access was given less Five (5) days. For example, if access to the books and records are provided on the tenth day, the thirty (30) day examination period will be extended by Five (5) additional days. 2.7. Allocation. Pursuant to Section 6.4j below, Buyer, Company and Sellers will each join in a timely election under Section 338(h)(10) of the Code (and any corresponding election under state, local and non-U.S. Tax law) to treat the purchase of the Purchased Shares as a purchase and sale of Company’s assets for federal and state income tax purposes (the “Elections”). For purposes of such Elections, the Purchase Price, and the Liabilities of Company (and its qualified subchapter S subsidiaries, if any) will be allocated among the assets of Company and its qualified subchapter S subsidiaries, if any, for all purposes as agreed to by the Parties based upon a supporting appraisal of such assets, such allocation to be set forth on Schedule 2.7. Notwithstanding the foregoing, the allocation to any component of Net Working Capital set forth on Schedule 2.7 will be adjusted to reflect any change to such component of Net Working Capital that results in an adjustment to the Purchase Price pursuant to Section 2.6 above. Any other adjustment to the Purchase Price will be considered an adjustment to the allocation to goodwill set forth on Schedule 2.7. Buyer, Company and Sellers will file all Tax Returns and information reports in a manner consistent with such allocation. 2.8. Tax Differential Amount. Buyer shall pay Sellers an amount intended to cause Sellers’ after-tax net proceeds from the sale of the Purchased Shares with the Elections to be equal to the after-Tax net proceeds that Sellers would have received had the Elections not been made (the “Tax Differential Amount”). At least Three (3) days prior to Closing, Sellers shall deliver to Buyer a good faith estimate of the Tax Differential Amount (the “Estimated Tax Differential Amount”). Buyer shall pay Sellers, in proportion to their respective Participation Percentages, the Estimated Tax Differential Amount at Closing. Within Thirty (30) days of the Final Closing Balance Sheet as provided in Section 2.6, Sellers shall deliver to Buyer a written calculation of the Tax Differential Amount. Buyer shall have Thirty (30) days after receipt of such calculation to review the Tax Differential Amount and provide any objections. If Buyer and Sellers are unable to agree to the Tax Differential Amount within Thirty (30) days of Buyer’s receipt of Sellers’ calculation of the Tax Differential Amount, then the dispute will be submitted for resolution to the Independent Accountants who will be promptly retained to determine the Tax Differential Amount, which determination will be made as promptly as possible, but in no event more than Thirty (30) days after the Independent Accountants’ engagement. The determination of the Independent Accountants as to the Tax Differential Amount shall be final and binding on the Parties absent gross error or fraud. In the event the Tax Differential Amount is greater than the

- 21 - 23462652.12 Estimated Tax Differential Amount, Buyer shall pay to Sellers, in proportion to their respective Participation Percentages, the difference between the Tax Differential Amount and the Estimated Tax Differential Amount. In the event the Tax Differential Amount is less than the Estimated Tax Differential Amount, Sellers, jointly and severally, shall pay to Buyer the difference between the Estimated Tax Differential Amount and the Tax Differential Amount. Any such payment will be paid within Ten (10) days of the date the Tax Differential Amount is agreed to or determined by the Independent Accountants, as the case may be. 2.9. Closing. The closing of the transactions contemplated in this Agreement and the other Covered Agreements (the “Closing”) will: (a) take place at on November 30, 2021, at such place as Buyer and Sellers mutually determine (the “Closing Date”); and (b) be deemed to be effective at the Effective Time. ARTICLE 3 - TRANSACTIONAL REPRESENTATIONS AND WARRANTIES OF SELLERS Each Seller represents and warrants to Buyer, severally but not jointly, that the statements contained in this Article 3 with respect to such Seller are true, correct, and complete on the date of this Agreement and, subject to and in accordance with Section 7.1a, as of the Closing Date. Each exception to a representation and warranty set forth on any Schedule will qualify the representation and warranty that is referenced on the applicable Schedule. 3.1. Organization. The Trust is a trust duly organized and validly existing under the laws of the State of New Jersey. 3.2. Authorization of Transaction. Such Seller has the requisite power and authority to execute, deliver and perform his/its obligations under this Agreement and the other Covered Agreements to which he/it is a party and to consummate the transactions contemplated herein and therein. The execution, delivery and performance by the Trust of this Agreement and any other Covered Agreement to which it is a party and the consummation by the Trust of the transactions contemplated herein and therein have been duly authorized by all requisite action on the part of Trust, and no other proceedings on the part of the Trust are necessary to authorize the execution, delivery and performance of this Agreement or any other Covered Agreement to which it is a party and the transactions contemplated herein and therein. This Agreement and the other Covered Agreements to which such Seller is a party have been duly executed and delivered by such Seller, and (assuming due authorization, execution, and delivery by each other party) this Agreement and each such other Covered Agreement constitutes a legal, valid, and binding obligation of such Seller enforceable against such Seller in accordance with its respective terms except as such enforcement may be limited by the Enforceability Limitations. 3.3. Consents. Except as set forth on Schedule 3.3, no Consent is necessary or required, and no notice need be given, in connection with the valid execution, delivery and performance by such Seller of this Agreement or any other Covered Agreement to which such Seller is a party, or the consummation of the transactions contemplated herein or therein. 3.4. Noncontravention. Except as set forth on Schedule 3.4, neither the execution, delivery or performance of this Agreement or any other Covered Agreement to which such Seller is a party, nor the consummation of the transactions contemplated herein or therein, by such Seller

- 22 - 23462652.12 will violate any Applicable Law or Government Order to which such Seller is subject, except where such violation would not have a Material Adverse Effect. 3.5. Brokers’ Fees. Such Seller has no Liability or obligation to pay any fee or commission to any broker, finder, or agent with respect to the transactions contemplated in this Agreement or any other Covered Agreement, for which Buyer or Company could become liable or obligated. 3.6. Purchased Shares. Except as set forth on Schedule 3.6, such Seller holds of record and owns beneficially all of the Purchased Shares set forth opposite such Seller’s name on Schedule 2.1, free and clear of any restrictions on transfer, Taxes, Encumbrances, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. Such Seller is not a party to any: (a) option, warrant, purchase right or other contract or commitment that could require such Seller to sell, transfer or otherwise dispose of any of the Purchased Shares (other than this Agreement); or (b) voting trust, proxy or other agreement or understanding with respect to the voting of any Capital Stock in Company. 3.7. Seller’s Performance. Except as expressly set forth in this Agreement, there is no fact or legal restriction that has had or would reasonably be expected to have a material adverse effect on such Seller’s ability to perform his/her/its duties under this Agreement or any other Covered Agreement to which he/she/it is a party that has not been set forth in this Agreement, including the Schedules. ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF SELLERS CONCERNING COMPANY Sellers, jointly and severally, represent and warrant to Buyer that the statements contained in this Article 4 are true, correct, and complete on the date of this Agreement and, subject to and in accordance with Section 7.1a, as of the Closing Date. Each exception to a representation and warranty set forth on any Schedule will qualify the representation and warranty that is referenced on the applicable Schedule. 4.1. Organization. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Schedule 4.1 contains a true, correct, and complete list of each foreign jurisdiction where Company is qualified or licensed to do business. Company has corporate power and authority necessary to carry on the Business and to own and use the properties owned and used by it. Schedule 4.1 lists the directors and officers of Company. Seller has delivered to Buyer true, correct, and complete copies of the Charter Documents of Company (as amended to date), and such Charter Documents so delivered are in full force and effect. The minute books (containing the records of meetings of the stockholders, the directors, and any committees of the board of directors), the stock certificate books, and the stock ledgers of Company are true, correct, and complete, and Seller has made copies of all such books and records available to Buyer. Company is not in default under or in violation of any provision of its Charter Documents. Company has no subsidiaries and there is no other corporation, partnership, limited liability company, joint venture

- 23 - 23462652.12 or other entity in which Company has any equity interest, or pursuant to agreement has the right to acquire at any time by any means, directly or indirectly, any equity interest or investment. 4.2. Authorization of Transaction. Company has the requisite corporate power and authority to execute and deliver and perform its obligations under this Agreement and the other Covered Agreements to which it is a party and to consummate the transactions contemplated herein and therein. The execution, delivery and performance by Company of this Agreement and any other Covered Agreement to which it is a party and the consummation by Company of the transactions contemplated herein and therein have been duly authorized by all requisite corporate action on the part of Company, and no other corporate proceedings on the part of Company are necessary to authorize the execution, delivery and performance of this Agreement or any other Covered Agreement to which it is a party and the transactions contemplated herein and therein. This Agreement and the other Covered Agreements to which Company is a party have been duly executed and delivered by Company, and (assuming due authorization, execution, and delivery by each other party) this Agreement and each such other Covered Agreement constitutes a legal, valid, and binding obligation of Company enforceable against Company in accordance with its respective terms except as such enforcement may be limited by the Enforceability Limitations. 4.3. Capitalization. The Purchased Shares represent all of the issued and outstanding Capital Stock of Company. A true, correct, and complete list of all authorized and outstanding Capital Stock of Company is set forth on Schedule 4.3. All of the Purchased Shares: (a) have been duly authorized, are validly issued, fully paid and nonassessable, and are held of record by Sellers as set forth on Schedule 2.1, free and clear of all Encumbrances; (b) are free of, and were not issued in violation of, any Encumbrance (including any purchase option, call option, right of first refusal, preemptive rights or similar rights in respect thereto); and (c) are properly reflected in the books and records of Company. Except as set forth on Schedule 4.3: (i) there is no other Capital Stock of Company authorized, reserved for issuance or outstanding, and there are no outstanding or authorized (and Company has no obligation to issue any) calls, puts, options, warrants, preemptive rights, purchase rights, redemption rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require Company to issue, sell, exchange, purchase or otherwise cause to become outstanding, or declare, make or pay any dividend, distribution or other payment on, any of its Capital Stock; (ii) there are no outstanding or authorized (and Company has no obligation to issue any) stock appreciation, phantom stock, profit participation or similar rights with respect to Company; (iii) there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the Capital Stock of Company; and (iv) there are no authorized or outstanding debt securities, the holders of which have the right to vote (or which securities are convertible into, exchangeable for or evidencing the right to subscribe for or acquire other securities having the right to vote) with the holders of Capital Stock of Company on any matter. 4.4. Noncontravention. Except as set forth on Schedule 4.4, neither the execution, delivery or performance of this Agreement or any other Covered Agreement to which Company is a party, nor the consummation of the transactions contemplated herein or therein, by Company will violate any: (a) Charter Document of Company; (b) Applicable Law or Government Order to which Company is subject, except where such violation would not have a Material Adverse Effect; or (c) Contract to which Company is a party or by which Company is bound. Except as set forth on Schedule 4.4, Company is not required to give any notice to make any filing with or obtain any

- 24 - 23462652.12 authorization, Consent, registration, permit or approval of, any Government Entity or any other Person in connection with the valid execution, delivery and performance by Sellers of this Agreement or any other Covered Agreement to which any Seller is a party, or the consummation of the transactions contemplated herein or therein. 4.5. Brokers’ Fees. Company has no Liability or obligation to pay any fee or commission to any broker, finder, or agent with respect to the transactions contemplated in this Agreement or any other Covered Agreement. 4.6. Title to Assets. Except as set forth on Schedule 4.6, Company owns, free and clear of all Encumbrances other than Permitted Encumbrances, good and marketable title to, or a valid leasehold interest in, all assets shown on the Reference Balance Sheet (except for assets disposed of in the Ordinary Course of Business since the Most Recent Fiscal Month End). 4.7. Financial Statements. Attached as Schedule 4.7 are the following financial statements (collectively, the “Financial Statements”): a. Balance Sheets, Statements of Income and Shareholders’ Equity and Statements of Cash Flows, as of and for the fiscal years of Company ended December 31, 2019, and December 31, 2020; and b. Balance Sheet and Income Statement of Company as of September 30, 2021 (the “Most Recent Fiscal Month End”). The Financial Statements (including, where appropriate, the notes thereto): (x) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby; (y) present fairly the financial condition of Company as of such dates, and the results of operations and cash flows of Company for the periods referred to therein, all in accordance with GAAP; and (z) are consistent in all material respects with the books and records of Company; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items. 4.8. Events Subsequent to Most Recent Fiscal Month End. Except as set forth on Schedule 4.8, since the Most Recent Fiscal Month End, Company has conducted the Business only in, and has not engaged in any transaction with respect to the Business other than according to, the Ordinary Course of Business, and there has not been any: a. event or circumstance resulting in a Material Adverse Effect; b. damage, destruction, or other casualty loss valued at over Twenty-Five Thousand Dollars ($25,000.00) with respect to any of its assets, whether or not covered by insurance; c. increase in any Indebtedness of Company for borrowed money; d. declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, or property) with respect to the Capital Stock of Company (including the Purchased Shares) except for cash dividends declared and paid on the Purchased Shares, or repurchase, redemption or

- 25 - 23462652.12 other re-acquisition of any Capital Stock (including the Purchased Shares) or other securities of Company, or any agreement to do any of the foregoing; e. sale, transfer, or other disposition of any asset of Company except inventory sold in the Ordinary Course of Business; f. change in any accounting principle, practice, or method of Company; g. issue or sale of any Capital Stock, bonds, or other securities of any type whatsoever of Company; h. increase in any Indebtedness of Company for borrowed money; i. loan or advance made to any Person, other than extensions of trade credit in the Ordinary Course of Business, or assumption, guarantee or otherwise becoming liable with respect to any obligation of any Person; j. cancellation of any debt or claim owed to Company, or amendment, termination, or waiver of any obligation to Company; k. write-down of the value of any asset owned or used by Company, including inventory and capital lease assets, except on account of depreciation and amortization in the Ordinary Course of Business; l. acquisition, sale, assignment, transfer, termination, disposition, or license from or to any Person of any Intellectual Property other than in the Ordinary Course of Business; m. write-off as uncollectible of any Accounts Receivable or any portion thereof of Company other than in the Ordinary Course of Business; n. change in any Tax election or Tax accounting method, or any settlement or compromise of any Tax Liability, of Company; o. increase in the compensation payable or that could become payable by Company other than in the Ordinary Course of Business to: (1) any director, officer, manager, employee, or consultant of Company; or (2) any Seller; p. entry into any Contract with any customer or supplier that contains any commercial term or margin other than in the Ordinary Course of Business; or q. any agreement or commitment to take any of the actions referred to in Sections 4.8a through 4.8p. 4.9. Undisclosed Liabilities. To Sellers’ Knowledge: (a) Company has no Liability of the nature required to be disclosed in a balance sheet prepared in accordance with GAAP on the Closing Date; and (b) no event has occurred nor does any circumstance exist that is reasonably expected to serve as a valid basis for such future Liability of Company; except in either case for:

- 26 - 23462652.12 (1) Liabilities set forth on the face of the Reference Balance Sheet; and (2) Liabilities of the nature required to be disclosed in a balance sheet prepared in accordance with GAAP that have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business, as set forth on Schedule 4.9. 4.10. Compliance with Applicable Law. Company has been, and is being, operated in compliance with Applicable Law, except for any violations, conflicts, defaults, and events that do not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 4.10, no demand, investigation, or review by any Government Entity with respect to Company or affecting any properties or assets of Company is pending or threatened in writing. 4.11. Permits. Company holds all Permits necessary for it to own, lease or operate its assets and to carry on the Business, except where the failure to hold any such Permit would not individually or in the aggregate have any Material Adverse Effect. All such Permits are current and are set forth on Schedule 4.11. There has occurred no act or, to Sellers’ Knowledge, omission that has resulted in default or alleged default under, non-compliance or alleged non-compliance with, or violation or alleged violation of, any such Permit, and each such Permit is in full force and effect. Except as set forth on Schedule 4.11: (a) the execution and delivery by Company of this Agreement and the other Covered Agreements to which it is a party, and the consummation of the transactions contemplated herein and therein, will not result in any default under, non-compliance with, or violation of, and will not cause the revocation, termination or cancellation of, any such Permit; (b) Company has not received any written notice in the past three years from any Government Entity to revoke, cancel, refuse to renew or adversely modify any such Permit or alleging any failure to comply with any such Permit; and (c) Company has kept all records required under Applicable Law to be kept where failure to keep such records would have a Material Adverse Effect. 4.12. Tax Matters. a. Tax Returns – Schedule 4.12a lists all Tax Returns that have been filed by Company for tax years ending December 31, 2015 through December 31, 2020, and all such Tax Returns have been duly and timely filed under Applicable Law and all transactions reported thereon have been entered into on an arm’s-length basis. All such Tax Returns were true, correct, and complete in all respects and have been prepared in compliance with all Applicable Law. All Taxes due and owing by Company (whether or not shown on any Tax Return) have been paid. Except as set forth on Schedule 4.12a, Company has not requested, offered to enter into or entered into, any agreement or other arrangement, or executed any waiver, providing for any extension of time within which: (1) to file any Tax Return; (2) to file any elections, designations or similar filings relating to Taxes; (3) it is required to pay or remit any Taxes or amounts on account of Taxes; or (4) any Government Entity may assess or collect Taxes. Except as set forth on Schedule 4.12a, no claim has been made by any Government Entity in a jurisdiction where Company does not file Tax Returns that it is or may be subject to taxation by such jurisdiction. b. Withholding Taxes Paid – Company has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder or another Third Party and has timely paid over such Taxes or other amounts to the appropriate Government Entity to the extent due and payable.

- 27 - 23462652.12 c. No Tax Liens – There are no Tax liens (other than for current Taxes not yet due and payable) on any of Company’s assets. d. No Tax Deficiency – No deficiency in Taxes with respect to Company for any period has been asserted by any Tax authority that remains unpaid. No written inquiries or notices have been received by Company from any Government Entity with respect to any possible claim for any such Taxes. e. Unpaid Taxes – The accrued but unpaid Taxes of Company: (1) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Liability for Taxes (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the Reference Balance Sheet; and (2) do not exceed such reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Company in filing its Tax Returns. Since the date of the Reference Balance Sheet, Company has not incurred any Liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the Ordinary Course of Business consistent with past custom and practice. f. No Statute of Limitation Extension – Company has not agreed to the extension of the statute of limitations with respect to any Taxes, Tax Return, or any Tax period, nor agreed to any extension of time with respect to a Tax assessment or deficiency. g. No Affiliated Group – Company is not a member of any affiliated group for Tax purposes (within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local, or non-U.S. law). h. No Foreign Person – No Seller is a “foreign person” as such term is defined in Section 1445 of the Code. i. No Audits – There is no investigation, audit, action or proceeding currently pending or threatened in writing, against Company by any Government Entity for the assessment or collection of Taxes and neither Sellers nor Company has received from any Government Entity any notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any Government Entity against Company. No seller or director or officer of Company expects any Government Entity to assess any additional Taxes for any period for which Tax Returns have been filed. j. No Power of Attorney – No power of attorney has been granted by or with respect to Company with respect to any matter relating to Taxes. k. Basis in Assets - Schedule 4.12k sets forth the following information with respect to Company as of the Most Recent Fiscal Month End: (1) the tax basis of Company in its assets; and (2) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax credit, or excess charitable contribution allocable to Company. l. No Tax Liabilities of Other Persons – Company has not entered into any agreement with, or provided any undertaking to, any Person to assume liability for the payment of such Person’s Taxes, and no circumstances exist by reason of which Company has assumed

- 28 - 23462652.12 liability for the payment of Taxes owing by another Person, or has or may be liable for another Person’s Taxes including, but not limited to, as a transferee or successor, by contract, or otherwise. m. Arm’s-Length Transactions – Except as set forth on Schedule 4.12m, all transactions between any Seller and Company have been entered into on an arm’s-length basis and are in compliance with the rules of Code Section 482 and the regulations promulgated thereunder. n. No Tax-Exempt Assets – No assets of Company are tax-exempt use property within the meaning of Section 168(h) of the Code. o. No Reportable Transaction – Company has not participated in any “reportable transaction,” as defined in Section 6707A(c)(1) of the Code and Treasury Regulation Section 1.6011-4(b), listed transaction or any other transaction required to be reported on IRS Form 8886. p. Excess Parachute Payments – Company is not a party to any plan or arrangement that could give rise to an “excess parachute payment” as defined and regulated under Section 280G of the Code (or any corresponding provision of state, local, or non-U.S. Tax law). q. Consistent Positions - Company has not prepared or filed any Tax Return inconsistent with past practice or, on any such Tax Return, taken any position, made any election, or adopted any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods (including positions, elections or methods which would have the effect of deferring income to periods after the Closing or accelerating deductions to periods on or prior to the Closing). r. No Change to Income or Deductions - Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (1) change in method of accounting for taxable period ending on or prior to the Closing Date; (2) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; (3) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law) executed on or prior to the Closing Date; (4) installment sale or open transaction disposition made on or prior to the Closing Date; (5) prepaid amount received on or prior to the Closing Date; or (6) election under Section 108(i) of the Code.

- 29 - 23462652.12 s. No Stock Distribution - Company has not distributed stock of another Person, nor has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code. t. No Permanent Establishment - Company does not have a permanent establishment (within the meaning of an applicable Tax treaty) nor otherwise have an office or fixed place of business in a country other than the country in which it is organized. u. No Letter Ruling - Company has not received any letter ruling from the Internal Revenue Service (or any comparable ruling from any other Government Entity). v. S Corporation Status - Company has been a validly electing S corporation within the meaning of Section 1361 and Section 1362 of the Code (and any corresponding provision of state, local and non-U.S. Tax law) since April 1, 1998 and Company will be an S corporation up to and including the Closing Date. w. No Section 1374 Tax - Company shall not be liable for any tax under Section 1374 of the Code in connection with the deemed sale of Company’s assets caused by an election under Section 338(h)(10) of the Code. Company has not, in the past Five (5) years: (1) acquired assets from another corporation in a transaction in which Company’s Tax basis for the acquired assets was determined in whole or in part by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor; or (2) acquired the stock of any corporation that is a qualified subchapter S subsidiary. 4.13. Premises. a. Owned Real Property - The real property described on Schedule 4.13a constitutes all of the Owned Real Property. Except as otherwise indicated on Schedule 4.13a, Company has marketable or insurable fee simple title, as applicable, in and to the Owned Real Property, free and clear of all Encumbrances other than Permitted Encumbrances. To Sellers’ Knowledge, no condemnation, requisition or taking by any Government Entity has been threatened in writing and Company has not received any written notice of any such condemnation, requisition or taking from any Government Entity with respect to the Owned Real Property. b. Leased Real Property - Schedule 4.13b sets forth a true, correct, and complete list of all Leased Real Property, including the location of the premises subject to each of the Leases (the “Premises”), a listing of the Leases pertaining thereto and the identification of the lessors of the Leased Real Property. With respect to each Lease listed on Schedule 4.13b: (1) Company has a good and valid leasehold interest in the applicable Leased Real Property, free and clear of all Encumbrances other than Permitted Encumbrances; (2) such Lease is legal, valid, binding, enforceable (assuming the enforceability against all other parties to such lease or sublease and except as such enforceability may be limited by the Enforceability Limitations) in accordance with its terms, and in full force and effect with respect to Company;

- 30 - 23462652.12 (3) Company enjoys peaceful and undisturbed possession of the Leased Real Property; (4) there exists no material default or material event of default (or occurrence or event that with notice or lapse of time or both would result in a material default or material event of default) by Company or, to Sellers’ Knowledge, any other party to any such Lease; and (5) the Premises subject to such Lease is properly zoned for each use for which Company is using such Premises. 4.14. Intellectual Property. a. Owned Intellectual Property - Schedule 4.14a sets forth a true, correct, and complete list of all Owned Intellectual Property that is the subject of any issuance, registration, filed application or other filing by, to or with, any Government Entity or authorized private registrar in any jurisdiction, indicating for each the applicable jurisdiction, any registration number (or application number) and any date issued (or date filed). b. Licensed Intellectual Property - Schedule 4.14b sets forth, as of the date hereof, a true, correct, and complete list of all Licensed Intellectual Property (excluding off-the- shelf, commercially available software licensed to Company). c. Ownership - Except as set forth on Schedule 4.14c, Company owns all right, title and interest to, or has the right to use, free and clear of all Encumbrances (except Permitted Encumbrances), all material Intellectual Property used by Company. No Seller: (1) owns or has any right, title or interest in any Intellectual Property related to or useful in the Business; or (2) Controls any Person other than Company having any right, title or interest in any Intellectual Property related to or useful in the Business. d. No Proceedings – There is no pending or threatened in writing claim, opposition, challenge or proceeding with respect to any Owned Intellectual Property or Licensed Intellectual Property. e. IP Contracts – Schedule 4.14e sets forth a true, correct and complete list of any and all Contracts or other arrangements relating to Intellectual Property to which Company is a party or otherwise bound (including Contracts for Licensed Intellectual Property but excluding license agreements for perpetual, free-of-charge, non-exclusive licenses in the Ordinary Course of Business or off-the-shelf, commercially available software licensed to Company), indicating for each such Contract and arrangement the title, the parties and date executed (collectively, the “IP Contracts”). Company is in compliance with the terms and conditions of all IP Contracts, to the extent the failure to comply would reasonably be expected to have a Material Adverse Effect. f. All Necessary Intellectual Property: No Challenges – To Sellers’ Knowledge, the Owned Intellectual Property and Licensed Intellectual Property constitute all of the Intellectual Property necessary for the operation of Company as currently conducted.

- 31 - 23462652.12 g. No Infringement by Company – To Sellers’ Knowledge, the Owned Intellectual Property does not, Company’s use or commercial exploitation of the Owned Intellectual Property and Licensed Intellectual Property does not, and the conduct of the Business as currently conducted does not, infringe upon, misappropriate, dilute, violate or otherwise conflict with any Intellectual Property right of any Person. Neither Company nor any Seller has been notified by any Third Party of any allegation, claim or suggestion that either the Owned Intellectual Property, the Licensed Intellectual Property, the conduct of the Business or the development, manufacture, use or sale of any product, service, or method of the Business, might or does infringe upon, violate, or constitute the unauthorized use of the Intellectual Property rights of any Person. During the past Five (5) years, no Person has notified Company or any Seller that: (1) any of such Person’s Intellectual Property rights are infringed or misappropriated by Company or any Person practicing or using any such rights; or (2) Company requires a license to practice and use any of such Person’s Intellectual Property rights. Further, during the past Five (5) years, Company has not received any written offer to license any of such Person’s Intellectual Property rights. h. No Third-Party Infringement – To Sellers’ Knowledge, no Person is infringing upon, misappropriating, diluting, violating or otherwise conflicting with any Owned Intellectual Property in any manner that has had a Material Adverse Effect, and during the past Five (5) years, no such claims have been brought or threatened against any Person by or on behalf of Company. i. Trademarks - To Sellers’ Knowledge, there has not been at any time prior to Closing any use of any kind by any Person (other than Company) of any: (1) Trademark listed on Schedule 4.14a as a Trademark for any business that is similar to the Business; or (2) Third Party trademark similar to any Trademark listed on Schedule 4.14a that any Person has used prior to Closing in a way that has created confusion as to whether such Person or Company is the source of the goods associated with such Third Party trademark. Company has not granted, licensed, or otherwise transferred to any Person any right, title or interest of any kind in or to any Trademark listed on Schedule 4.14a (including any interest in goodwill associated with any such Trademark). j. Data – Company has not, directly, or indirectly, collected, possessed, processed, controlled, used, or distributed any Personal Information in violation of Applicable Law. Company has not sold (or otherwise distributed for monetary gain or other consideration) any Personal Information to any Person. No use of any User Interface, configured as of Closing, will cause the breach of any Contract with any Person, nor will such use cause any violation of Applicable Law. Company has collected and maintained Privacy Records in material compliance with Applicable Law, including the display of privacy policies, and privacy notices and other notices on User Interfaces as required by Applicable Law. Company has not incurred any Damages arising out of any violation of any privacy rights, consumer rights or accessibility rights of any Person as a result of the conduct of the Business or the use or operation of any User Interfaces at any time during the Five (5) years prior to the Closing. k. Domain Names – Company is the registrant of the domain names set forth on Schedule 4.14a, and there are no other domain names used or reserved for future use in the conduct of the Business. The registration of each such domain name is free and clear of all Encumbrances, is in full force and effect and is in full compliance with all applicable domain name registration requirements. Company has paid all fees and has adhered to and complied with all administrative policies required to maintain each such registration. Company’s registrations or

- 32 - 23462652.12 uses of such domain names have not been disturbed or placed “on hold” and Company has not received any written notice of any claim asserted against Company adverse to its rights to such domain names. l. Employee Rights – Except as set forth on Schedule 4.14l, all equity holders, directors, managers, officers, employees, consultants, agents and independent contractors of Company have executed written Contracts (true, correct and complete copies of which have been delivered or made available to Buyer) that assign to Company all right, title and interest in all Intellectual Property that such Person may have and that is used or could be used in the conduct of the Business as it is currently conducted or as it is intended to be conducted to the extent permitted under Applicable Law. To Sellers’ Knowledge: (1) no current or former employee or independent contractor of Company has made any claim to any independent right to ownership, invention or authorship of any Intellectual Property right during his/her engagement that is used or could be used in the conduct of the Business; and (2) no employee of Company has entered into any Contract that restricts or limits in any way the scope or type of work in which such employee may be engaged or requires the employee to transfer, assign or disclose information concerning his/her work for Company to anyone other than Company. 4.15. Tangible Assets. To Sellers’ Knowledge, all assets of Company constituting tangible personal property are adequate for the uses to which they are being put and have been maintained: (a) in accordance with the manufacturer’s instructions, where applicable; and (b) in good operating condition, subject to normal wear and tear. Schedule 4.15 also sets forth the location of each asset of Company constituting tangible personal property that is not located at the Owned Real Property. 4.16. Inventory. All of Company’s Inventory is merchantable and fit for the purposes for which it was procured or manufactured, and none of such Inventory is damaged or defective. Subject only to the reserve for write-down of slow-moving or obsolete inventory set forth on the face of the Reference Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Company, none of the Inventory of Company consists of Excess and Obsolete Inventory. 4.17. Contracts. a. Material Contracts – Schedule 4.17a lists the following Contracts to which Company is a party: (1) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of Ten Thousand Dollars ($10,000.00) per annum; (2) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will involve consideration in excess of Ten Thousand Dollars ($10,000.00); (3) any agreement that contains a “most-favored nation” or “most- favored customer” clause;

- 33 - 23462652.12 (4) any agreement (or group of related agreements) under which Company has created, incurred, assumed, or guaranteed any Indebtedness for borrowed money, or any capitalized lease obligation, in excess of Ten Thousand Dollars ($10,000.00) or under which it has imposed an Encumbrance other than a Permitted Encumbrance on any of its assets, tangible or intangible; (5) any agreement concerning confidentiality or containing a covenant not to compete or other covenant: (a) limiting or restricting the development, manufacture, marketing, distribution or sale of any product or service of Company or any future line extension of such product or service into other forms; (b) limiting or restricting the ability of Company to enter into any market or line of business or to compete with any other Person; or (c) restricting or prohibiting Company from transacting business or dealing in any manner with any other Person; (6) any agreement with any Seller, any Affiliate of any Seller or Company or any director, officer, stockholder, or employee of any Seller or Company; (7) any Employee Benefit Plan for the benefit of current or former directors, officers, or employees of Company; (8) any collective bargaining agreement or other agreement with any labor union or association representing employees of Company; (9) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis on anything other than an at-will basis providing annual compensation in excess of Twenty-Five Thousand Dollars ($25,000.00) or providing severance benefits; (10) any agreement under which Company has advanced or loaned any amount to any of its directors, officers, or employees, or to any other Person (other than commercial extension of credit in the Ordinary Course of Business); (11) any agreement providing for the indemnification of any current or former director, officer, or employee of Company; (12) any other agreement (or group of related agreements) the performance of which involves consideration in excess of Twenty-Five Thousand Dollars ($25,000.00) per annum; (13) any agreement establishing or creating any partnership, joint venture, limited liability company, limited liability partnership or similar entity; (14) any agreement to which Company is a party containing any change- in-control term or similar term or condition that will become applicable upon consummation of the transactions contemplated in this Agreement or any other Covered Agreement; (15) any agreement with a customer of Company for which Company receives payments in excess of Ten Thousand Dollars ($10,000.00) per annum;

- 34 - 23462652.12 (16) any employment agreement, noncompetition agreement, confidentiality and/or nondisclosure agreement with any: (a) current employee of Company; or (b) former employee of Company who terminated his/her employment with Company on or after January 1, 2019; (17) any Employee Benefit Plan document; (18) any IP Contract; and (19) any other Contract that is material to the operation of the Business to which Company is a party. Contracts required to be disclosed on Schedule 4.17a are hereinafter referred to as “Material Contracts.” b. Copies of Contracts – Sellers have delivered to Buyer a true, correct, and complete copy of each written Material Contract and a written summary setting forth the material terms of each oral Material Contract that is not in writing. Except as set forth on Schedule 4.17a, there have been no oral or written modifications, amendments, or waivers with respect to any term of any Material Contract. c. Enforceability – (1) Subject to the Enforceability Limitations, each Material Contract is legal, valid, binding, and enforceable (assuming the enforceability against all other parties to such Material Contract) in accordance with its terms and is in full force and effect with respect to Company, except where such illegality, invalidity, nonbinding nature, or unenforceability would not result in a Material Adverse Effect; (2) subject to the Enforceability Limitations, each Material Contract will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the consummation of the transactions contemplated herein and in any other Covered Agreement; (3) except as set forth on Schedule 4.17c: (a) Company is not in breach or default in any material respect of any Material Contract; (b) to Sellers’ Knowledge, no counterparty is in breach or default of any Material Contract; and (c) to Sellers’ Knowledge, no event has occurred that with notice would constitute a breach or default, or permit termination, modification, or acceleration, under any Material Contract; and (4) except as set forth on Schedule 4.17c, no party has provided Company with written or oral notice of repudiation or breach of any material provision of any Material Contract. d. Consents – Each Material Contract that requires the Consent or waiver of a Third Party prior to consummation of the transactions contemplated in this Agreement or any other Covered Agreement in order to avoid a breach or violation of, or default under, such Material Contract, is identified on Schedule 3.3 or Schedule 4.4.

- 35 - 23462652.12 4.18. Notes and Accounts Receivable. All notes and Accounts Receivable of Company: (a) are reflected properly on the Reference Balance Sheet (except to the extent any note or Account Receivable may have arisen in the Ordinary Course of Business after the date of the Reference Balance Sheet); and (b) are valid, actual, bona fide notes and Accounts Receivable, as the case may be, of Company. 4.19. Powers of Attorney. There are no outstanding powers of attorney executed on behalf of Company. 4.20. Corporate Records; Bank Accounts. The Corporate Records are true, correct, and complete, and all corporate proceedings and actions reflected in the Corporate Records have been conducted or taken in compliance with all Applicable Law and with the Charter Documents of Company, as the case may be. Schedule 4.20 sets forth a list of all bank and savings accounts, certificates of deposit and safe deposit boxes of Company, including the name and address of each bank branch and the names of those persons authorized to sign thereon. 4.21. Insurance. a. Policies – Schedule 4.21a sets forth a list, as of the date hereof, of all insurance policies maintained by Company or with respect to which Company is a named insured or otherwise the beneficiary of coverage. b. Status – With respect to each such insurance policy: (1) the policy is legal, valid, binding, enforceable and in full force and effect; (2) all premiums with respect thereto covering all periods up to and including the date of the Closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy; (3) Company is not in breach or default (including with respect to the payment of premiums or the giving of notices), and, to Sellers’ Knowledge, no event has occurred that, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (4) neither any Seller nor Company has received notice of repudiation of any provision thereof. c. Self-Insurance – Schedule 4.21c describes all self-insurance arrangements affecting Company. 4.22. Litigation. Except as set forth on Schedule 4.22, there is no civil, criminal or administrative suit, action, defense, amount in contribution, claim, demand, information, enforcement, chose in action, allegation, assertion, notice, summons, citation, proceeding, arbitration, grievance, pleading, investigation, hearing, charge, complaint, review, inquiry or litigation of any nature, absolute or contingent (“Litigation”), of or by any Government Entity or

- 36 - 23462652.12 other Person pending or, to Sellers’ Knowledge, threatened, against or affecting Company or any of its properties or rights, nor is there any judgment, decree, directive, injunction, requirement, rule or order of any Government Entity or arbitrator related to Litigation outstanding against or affecting Company or any of its properties or rights. To Sellers’ Knowledge, no event has occurred, or circumstance exists that is reasonably expected to either give rise to, or serve as a valid basis for, the commencement of any Litigation by or against Company. Except as set forth on Schedule 4.22, during the Five (5) year period ending on the Closing Date, Company has not been subject to any Litigation nor has Company settled any Litigation prior to being sued or prosecuted. 4.23. Product and Service Warranty. Each product manufactured, sold, leased, or delivered by Company at any time prior to the Closing (and, to Sellers’ Knowledge, each component thereof manufactured by any Third Party) has been in conformity with all applicable contractual commitments and all express and implied warranties, except as would not result in a Material Adverse Effect. Company does not have any Liability to (and, to Sellers’ Knowledge, no event has occurred that is reasonably expected to serve as a valid basis for any present or future Litigation against Company by) any purchaser of any such product for replacement or repair thereof or any other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Reference Balance Sheet. Schedule 4.23 includes copies of the standard terms and conditions of sale or lease for Company (containing applicable guaranty, warranty, and indemnity provisions). Except as set forth on Schedule 4.23, no product manufactured, sold, leased, or delivered by Company at any time prior to Closing is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or lease set forth on Schedule 4.23. Schedule 4.23 sets forth a description of all product warranty claims with respect to products of Company during the Five (5) years immediately prior to the Closing. There is currently no Liability for warranty claims with respect to any product, good or service sold at any time prior to the Closing that is not fully reflected on the Financial Statements. 4.24. Product and Service Liability. Company does not have any Liability (and, to Sellers’ Knowledge, no event has occurred that is reasonably expected to serve as a valid basis for any present or future Litigation against Company) arising out of any injury to individuals or property as a result of the ownership, possession or use of any product, good or service manufactured, sold, leased, delivered, or rendered by Company at any time prior to the Closing. Except as set forth on Schedule 4.24, during the Five (5) year period immediately prior to the Closing, neither any Seller nor Company has received any complaints of any damages in excess of Fifty Thousand Dollars ($50,000.00) per claim to any Person relating to any product, good or service manufactured, sold, leased, delivered, or rendered by Company. 4.25. Employees. a. Compliance - Company has been, and is being, operated in compliance with all Applicable Law with respect to employment and employment practices, terms and conditions of employment, independent contractor arrangements, workers’ compensation, wages, hours of work, occupational safety and health, and all obligations pursuant to the WARN Act, except to the extent non-compliance would not result in a Material Adverse Effect.

- 37 - 23462652.12 b. Litigation - There is no Litigation pending or threatened in writing, nor is any investigation pending or threatened in writing, against Company relating to its employment practices, except as would not have a Material Adverse Effect. c. Collective Bargaining Agreements - Except as set forth on Schedule 4.25c, Company is not a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Company subject to an application or election regarding the acquiring of bargaining rights by any labor union or labor organization, nor is Company the subject of any Litigation asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization, nor is there pending or, to Sellers’ Knowledge, threatened in writing any labor strike, dispute, walkout, work stoppage, slowdown or lockout involving Company. d. Immigration - Company has: (1) complied in all material respects with all immigration laws, statutes, rules, codes, orders, and regulations, including the Immigration Reform and Control Act of 1986, as amended, and the Immigration and Nationality Act, as amended, and all regulations promulgated thereunder; and (2) maintained all records required by the Department of Homeland Security, including the completion and maintenance of Form I-9 for each employee of Company. Company has in its possession all Forms I-9 maintained for all current employees of Company and all documentation, retained with such Forms I-9, as required by Applicable Law. 4.26. Environmental Matters a. Compliance – Except as set forth on Schedule 4.26a, and except to the extent non-compliance would not result in a Material Adverse Effect, Company has been, and is being, operated in compliance with all Environmental and Safety Laws, ISRA and those applicable to the operation of the Business and to the use and operation of all real property now or at any time leased, subleased, licensed, operated, possessed or occupied by Company, and a true, correct and complete list of all audits, assessments, inspections, investigations or site visits related to compliance with Environmental and Safety Law by any Government Entity or other Person in the Five (5) years preceding Closing is set forth on Schedule 4.26a. b. Environmental Permits – Except as set forth on Schedule 4.26b: (1) Company has obtained and is presently operating in compliance in all respects with, all Environmental Permits that are necessary and sufficient for it to own, lease, possess, occupy, or operate the Premises and its other assets and to operate the Business, and a true, correct, and complete list of all such Permits is set forth on Schedule 4.26b. To Sellers’ Knowledge, there has not occurred any act or omission that has resulted in, or with the passage of time will result in, default under, non-compliance or failure to comply with, or violation of, any such Environmental Permit, and each such Environmental Permit is in full force and effect. (2) The execution, delivery and performance of this Agreement and the other Covered Agreements, and the consummation of the transactions contemplated in this Agreement and the other Covered Agreements, will not result in default under, non-compliance with, or violation of, and will not cause the revocation, termination, or cancellation of, any Environmental Permit. Company has not received any communication that has, or would

- 38 - 23462652.12 reasonably have, led Company to believe that any such Environmental Permit is not in good standing and/or will not be renewed. (3) Company has kept all required records and has filed with Government Entities all required notices, supplemental applications and annual, periodic, baseline, data or other reports required by the Environmental Permits. c. No Environmental Notice – Except as set forth on Schedule 4.26c, neither Company nor any of its Predecessors, nor any Seller, has received an Environmental Notice that is reasonably likely to result in any Claim by, Litigation by or Liability to, any Government Entity or other Person, or Company incurring Damages, or Damages being awarded against Company, under any Environmental and Safety Law. d. No Existence – Except as set forth on Schedule 4.26d, to Sellers’ Knowledge, none of the following is present at any Premises: (1) underground storage tanks, pipes or dispensing systems; (2) friable asbestos-containing or potentially asbestos-containing material in any form or condition; (3) materials or equipment containing polychlorinated biphenyls; (4) buildings or structures containing urea formaldehyde foam insulation; (5) landfills, dumps, surface impoundments, placement or disposal areas for any Hazardous Material; or (6) inactive, closed or abandoned storage, treatment or disposal areas or facilities for any Hazardous Material. e. No Release – Except as set forth on Schedule 4.26e, to Sellers’ Knowledge, during the period that Company has owned or leased the Premises, there has not been any Release or threatened Release of any Hazardous Material in excess of limits permitted under Applicable Law, including any Environmental and Safety Law or any Environmental Permit, and to Sellers’ Knowledge, there is no Hazardous Material present in the Environment, at, on, under, upon, in, adjacent to, near and proximate to, beneath, about, migrating across or emanating from: (1) the Premises or any real property now or formerly owned, leased, subleased, possessed or occupied by Company or any of its Affiliates or Predecessors during the period owned, leased, subleased, possessed or occupied by Company or any of its Affiliates or Predecessors; or (2) to Sellers’ Knowledge, any real property to which any Hazardous Material of Company or any of its Affiliates or Predecessors, or generated by the Business, was sent for treatment, storage and/or disposal. f. Litigation – Except as set forth on Schedule 4.26f, there is no pending Litigation involving Company (and, to Sellers’ Knowledge, no event has occurred nor does any circumstance exist that is reasonably expected to serve as a valid basis for the commencement of any Litigation involving Company) arising out of, relating to, in connection with or resulting from: (1) any breach or violation or alleged breach or violation of, noncompliance or failure or alleged failure to comply with, or default or alleged default under any: (a) Environmental and Safety Law; (b) Environmental Permit; or (c) judgment, decree, directive, injunction, requirement, rule or order of any Government Entity or arbitrator arising out of or related to any Environmental and Safety Law or the Environment outstanding against or affecting Company or any of its properties or rights; (2) the presence in the Environment, or Release or threatened Release, of any Hazardous Material at, on, under, upon, in, adjacent to, near and proximate to, beneath, about, migrating across or emanating from the Premises, from any real property now or formerly

- 39 - 23462652.12 owned, leased, possessed or occupied by Company or any of its Affiliates or Predecessors, or from any real property to which the Hazardous Material of Company or any of its Affiliates or Predecessors was sent for treatment, storage, placement and/or disposal; (3) an Environmental Condition; (4) an Environmental Compliance Liability; or (5) an exposure to any Hazardous Material related to the Business. g. No Waste Disposal Site – Neither the Premises nor, to Sellers’ Knowledge, any real property to which the Hazardous Materials of Company or any of its Affiliates or Predecessors was sent for treatment, storage, placement and/or disposal is listed on any registry or list of known or suspected inactive waste disposal or Superfund sites maintained by any Government Entity, including the U.S. Environmental Protection Agency or any New Jersey Government Entity. h. Occupational Safety and Health Standards – Except as set forth on Schedule 4.26h: (1) Company and each of its Affiliates has complied and is in compliance in all material respects with all occupational safety and health standards required by any Environmental and Safety Law for the ownership and operation of the Business or the ownership, use, possession, leasing or occupancy of the Premises; and (2) Company has not received any notice of any work- related chronic illness or injury to any Company employee, except accidents accurately reported in its OSHA 200 Log, a copy of which has been made available to Buyer. i. No Waste Discharge – To Sellers’ Knowledge, except as set forth on Schedule 4.26i, the discharge of process wastes in connection with the operation of the Business at all times has been made to a POTW or other facility permitted to accept such waste in accordance with applicable Environmental and Safety Laws and such discharge has been in compliance in all material respects with all of the requirements of the POTW or other permitted facility and any applicable Environmental Permit, including any and all applicable pre-treatment requirements. j. No Pre-Transfer Notices – Except as set forth on Schedule 4.26j, there are no pre-transfer notification requirements under any Environmental and Safety Law, including any Environmental Permit, necessary to allow for the consummation of the transactions set forth herein or in any other Covered Agreement. k. No Treatment – Except as set forth on Schedule 4.26k, neither Company nor any of its Affiliates or Predecessors has treated, stored, disposed of, arranged for, or permitted the disposal of, transported, handled or released any Hazardous Material other than in compliance in all material respects with all Environmental and Safety Laws. l. No Creation of Obligations – Except as set forth on Schedule 4.26l, neither this Agreement or any other Covered Agreement nor the consummation of the transactions herein or therein, will result in the triggering of any obligation or requirement for the investigation, assessment, containment, removal, remediation, response, clean-up, abatement of the Environment or an Environmental Condition, or the notification to or Consent of any Government Entity or any

- 40 - 23462652.12 other Person, pursuant to any of the so-called “transaction-triggered” or “responsible property transfer” Environmental and Safety Laws. m. No Assumption – Neither Company nor any of its Affiliates or Predecessors has voluntarily, by agreement or by operation of law, assumed, accepted the assignment of or undertaken any Environmental Compliance Liability of any other Person or Government Entity, including any obligation or requirement for corrective or remedial action for the investigation, containment, assessment, removal, remediation, response, clean-up, or abatement of the Environment. n. No Future Investigations – Except as set forth on Schedule 4.26n, to Sellers’ Knowledge, no facts, events, circumstances or conditions relating to the past or present operation of the Business, the Premises or other operations of Company or any of its Affiliates or Predecessors will prevent, hinder or limit continued compliance with all Environmental and Safety Laws, give rise to any obligations pursuant to Environmental and Safety Laws for corrective or remedial action for the investigation, containment, assessment, removal, remediation, response, clean-up or abatement of the Environment, or give rise to any other Environmental Compliance Liability or Environmental Condition, including any relating to onsite or offsite Releases or threatened Releases of Hazardous Materials, personal injury, property damage or natural resources damage. o. Records – Sellers have made available to Buyer all reports, studies, audits, records, sampling data, site assessments and other similar documents, in their possession or control, related to the Environment, Environmental Compliance Liability, Environmental Condition and Environmental Notices with respect to the Business, the Premises or assets of Company and/or any of its Affiliates or Predecessors or any real property where Hazardous Materials generated by Company and/or any of its Affiliates or Predecessors or the Business, have been placed or come to be located. 4.27. Indebtedness. Except as set forth on Schedule 4.27, Company: (a) has no Indebtedness; and (b) is not a guarantor or otherwise liable for any Liability or obligation (including Indebtedness) of any other Person. 4.28. Employee Benefits. Schedule 4.28 lists each material Employee Benefit Plan maintained as of the Closing Date by Company or any ERISA Affiliate (or to which Company or any ERISA Affiliate contributes or is required to contribute) for the benefit of any of employees of Company or their beneficiaries or dependents. Except as set forth in Schedule 4.28: a. Compliance – Each Employee Benefit Plan of Company or any ERISA Affiliate (and each related trust, insurance contract or fund) has been maintained, funded, and administered in all material respects in accordance with the terms of such Employee Benefit Plan and the terms of any applicable Collective Bargaining Agreement and complies in all material respects in form and in operation with all requirements of Applicable Law (including ERISA and the Code). Each trust for each such Employee Benefit Plan is exempt from federal income tax under Code Section 501(a). Sellers have made available to Buyer in the Data Room the following with respect to each Employee Benefit Plan of Company or any ERISA Affiliate that is in effect on the Closing Date: (1) the most recent nondiscrimination and top-heavy tests performed under the Code; (2) copies of material notices, letters or other correspondence relating to any Employee

- 41 - 23462652.12 Benefit Plan from the IRS, DOL, Department of Health and Human Services, Pension Benefit Guaranty Corporation and all other Government Entities, in each case received by Company during the Five (5) year period ending on the Closing Date; (3) copies of current IRS and DOL audits and inquiries or any such audits or inquires with respect to Company during the Five (5) year period ending on the Closing Date; (4) fidelity bond and fiduciary liability insurance policies; and (5) any filings under any amnesty, voluntary compliance, self-correction or similar program sponsored by any Government Entity, including the Employee Plans Compliance Resolution System, Voluntary Fiduciary Correction Program and Delinquent Filer Voluntary Correction Program. b. Reports – All required reports and descriptions have been timely filed and/or distributed in accordance with the requirements of Applicable Law with respect to each Employee Benefit Plan of Company or any ERISA Affiliate during the five (5) year period ended on the Closing Date except where the failure to so file or distribute would not have a Material Adverse Effect. The requirements of COBRA have been met during the five (5) year period ended on the Closing Date with respect to each Employee Benefit Plan of Company or any ERISA Affiliate that is subject to COBRA. c. Contributions – All contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by Applicable Law to each Employee Benefit Plan of Company or any ERISA Affiliate. All contributions for any period ending on or before the Closing that are not yet due have been made to each such Employee Benefit Plan or accrued in accordance with GAAP. All premiums or other payments for all periods ending on or before the Closing have been timely paid with respect to each Employee Benefit Plan of Company or any ERISA Affiliate. d. Determination Letters – Each Employee Benefit Plan of Company or any ERISA Affiliate that is intended to meet the requirements of a “qualified plan” under Code Section 401(a) has received a current determination letter or, in the case of an IRS pre-approved plan document, an opinion letter from the IRS to the prototype plan sponsor stating that such Employee Benefit Plan is so qualified. To Sellers’ Knowledge, nothing has occurred since the date of such determination letter, opinion letter or advisory letter that adversely affects the qualified status of any such Employee Benefit Plan. e. Prohibited Transactions; Fiduciary Obligations – During the five-year period ended on the Closing Date, there have been no Prohibited Transactions with respect to any Employee Benefit Plan of Company or any ERISA Affiliate that not otherwise exempt under Section 408 of ERISA. No fiduciary of any such Employee Benefit Plan has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with any such Employee Benefit Plan, including a breach of fiduciary duty concerning the administration of any such Employee Benefit Plan or the investment of the assets of any such Employee Benefit Plan. No Litigation with respect to any such Employee Benefit Plan is pending or, to Sellers’ Knowledge, threatened with respect to any such Employee Benefit Plan or the assets or any fiduciary thereof (in that Person’s capacity as a fiduciary of such Employee Benefit Plan). f. Plan Documents – With respect to all Employee Benefit Plans of Company, Sellers have made available to Buyer in the Data Room true, correct and complete copies of the plan documents, plan amendments, summary plan descriptions, summaries of material

- 42 - 23462652.12 modifications, summaries of benefits and coverage, employee handbooks and any other written communications, the most recent determination letters, opinion letters or advisory letters received from the IRS, the Three (3) most recent annual reports (Form 5500, with all applicable attachments) and all related service agreements, trust agreements, insurance contracts, and other funding arrangements that implement each such Employee Benefit Plan. g. No Defined Benefit Plans – Neither Company nor any ERISA Affiliate has ever sponsored, participated in, contributed to, had any obligation to contribute to, or had any Liability under or with respect to, any Employee Benefit Plan that is a “defined benefit plan” (as defined in ERISA Section 3(35)), and neither Company nor any ERISA Affiliate has any Liability under or with respect to any such Employee Benefit Plan. h. No MEWA – Neither Company nor any ERISA Affiliate sponsors, participates in, contributes to, has any obligation to contribute to, or has any Liability under or with respect to, any “multiple employer welfare arrangement” (as defined in ERISA Section 3(40). i. No Self-Funded Employee Welfare Benefit Plan – Neither Company nor any ERISA Affiliate sponsors, participates in, contributes to, has any obligation to contribute to, or has any Liability under or with respect to any self-funded Employee Welfare Benefit Plan. j. No Encumbrances – No asset of Company or any ERISA Affiliate is subject to any Encumbrance under ERISA or the Code. k. No Multiemployer Plans – Neither Company nor any ERISA Affiliate sponsors or participates in any Multiemployer Plan or contributes to or has ever been required to contribute to any Multiemployer Plan or has any Liability (including any withdrawal liability as defined in ERISA Section 4201) under or with respect to any Multiemployer Plan. l. No Multiple Employer Plans – Neither Company nor any ERISA Affiliate sponsors or participates in any multiple employer plan within the meaning of Code Section 413(c). m. No Welfare Benefit Plans for Former Employees – Except as set forth in Schedule 4.28m, neither Company nor any ERISA Affiliate sponsors, participates in, maintains, contributes or has any obligation to contribute to, or has any Liability or potential Liability with respect to, any Employee Benefit Plan providing health benefits, health or life insurance or other welfare-type benefits for current or future retired or terminated directors, officers, managers or employees (or any spouse or other dependent thereof) of Company or any ERISA Affiliate other than in accordance with COBRA or other Applicable Laws. n. Deferred Compensation Plans – Each Employee Benefit Plan of Company or any ERISA Affiliate that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code and any award thereunder, in each case that is subject to Section 409A of the Code, has been both documented and since July 1, 2005, operated in compliance with Section 409A of the Code and applicable IRS regulations and notices. o. Contemplated Transactions – Except as set forth in Schedule 4.28o, the consummation of the transactions contemplated herein will not result in the payment, vesting or acceleration of any benefit under any Employee Benefit Plan of Company or any ERISA Affiliate.

- 43 - 23462652.12 No such Employee Benefit Plan will: (1) result in the payment of any money or other property; (2) accelerate, create, accrue or provide any other rights or benefits (including funding of compensation or benefits through a trust or otherwise); or (3) limit or restrict the ability of Company, Buyer or their Affiliates to merge, amend or terminate any such Employee Benefit Plan, in each case, as a result of the execution of this Agreement or otherwise related in any way to the transactions contemplated by this Agreement. p. Plan Assets: Insurance - No Employee Benefit Plan of Company or any ERISA Affiliate has assets that hold securities issued by Company or its ERISA Affiliates. All life insurance, extended healthcare, dental, long-term disability, accidental death and dismemberment and survivor benefits provided by any Employee Benefit Plan of Company, or any ERISA Affiliate are insured by insurance companies that, to Sellers’ Knowledge, are duly licensed under Applicable Law. No Employee Benefit Plan of Company or any ERISA Affiliate is subject to any retroactive adjustment of premiums, contributions, or payments. q. No Civil Actions - Nothing has occurred with respect to any Employee Benefit Plan of Company or any ERISA Affiliate that has subjected or would reasonably be expected to subject Company or any ERISA Affiliate or, with respect to any period on or after the Closing, Buyer, or any of their Affiliates, to a civil action or penalty under Section 502 of ERISA or to tax or penalty under Sections 4975 or 4980 of the Code. r. ACA - Company has not attempted to maintain the grandfathered health plan status under the Affordable Care Act of any Employee Benefit Plan. Company is an applicable large employer (ALE) or, if applicable, an applicable large employer member (ALEM), within the meaning of Section 4980H of the Code, and, as such, has: (1) timely filed, for all applicable years, IRS forms 1094-C and 1095-C; and (2) offered affordable health coverage at all relevant times to substantially all of its full-time employees in accordance with Section 4980H of the Code. s. Right to Terminate - Company has the right to terminate, suspend or amend each Employee Benefit Plan of Company and any related agreement of any kind, including any insurance policy and investment contract, in whole or in part, at any time and from time to time without incurring any liabilities, costs, expenses or any other obligations, except ordinary administrative costs or expenses relating to such termination, suspension or amendment. t. Changes to Plans - Company has no commitment or Liability and has made no representations to any employee, officer, director, shareholder, agent or independent contractor, whether or not legally binding, to adopt any additional Employee Benefit Plan, program or arrangement, amend or modify any Employee Benefit Plan or any Collective Bargaining Agreement, or to make any improvement, increase or change to the benefits provided under the plans generally or in connection with the consummation of the transactions contemplated by this Agreement or otherwise. There is no pattern of ad hoc benefit increases. u. Litigation - There is no pending or, to Sellers’ Knowledge, threatened action, order, writ, injunction, judgment, decree outstanding, or litigation relating to any Employee Benefit Plan of Company or any ERISA Affiliate (other than routine claims for payment of benefits), and no such Employee Benefit Plan has within the Five (5) years prior to the date hereof been the subject of an examination, investigation or audit by any Government Entity or is the

- 44 - 23462652.12 subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Government Entity. To Sellers’ Knowledge, no facts exist which could reasonably be expected to give rise to any action (other than routine claims for payment of benefits) or to any examination, investigation, or audit by any Government Entity. v. No Amendment - There has been no amendment to, announcement by Company or any ERISA Affiliate relating to, or change in participation or coverage under, any Employee Benefit Plan or Collective Bargaining Agreement of Company or any ERISA Affiliate that would increase the annual expense of maintaining any Employee Benefit Plan of Company or any ERISA Affiliate above the level of the expense incurred therefor for the most recent fiscal year with respect to any employee, officer, director, shareholder, agent or independent contractor of Company. w. Administration - Each Employee Benefit Plan of Company or any ERISA Affiliate has properly classified individuals providing services as independent contractors, or as employees, as the case may be. Company has not entered into any severance or similar arrangement that will result in any Liability to make a payment to any individual following change of control. No event has occurred that could oblige Company to indemnify any Person against Liability incurred under any Applicable Law or Government Order relating to any Employee Benefit Plan of Company or any ERISA Affiliate. All employee data necessary to administer the Employee Benefit Plans of Company and each ERISA Affiliate is, and will on Closing continue to be, in the possession of Company and is true, correct, and complete in all material respects and in a form that is sufficient for the proper administration of each such Employee Benefit Plan. 4.29. Major Customers and Suppliers. a. Major Customers – Schedule 4.29a lists up to the Twenty (20) largest customers (the “Major Customers”) of Company for each of calendar year 2019 and calendar year 2020 and sets forth opposite the name of each such customer the net sales attributable to such customer. b. Major Suppliers – Schedule 4.29b lists up to the Twenty (20) largest suppliers (the “Major Suppliers”) of Company for each of calendar years 2019 and calendar year 2020 and sets forth opposite the name of each such supplier the net expenditures attributable to such supplier. c. Changes – Except as set forth on Schedule 4.29c, during calendar years 2020 and 2021 through the Closing, no Major Customer, Major Supplier, distributor, or sales representative of Company has: (1) cancelled or otherwise terminated, or made any oral or written notice or threat to Company or any Seller to cancel or otherwise terminate, for any reason (including the consummation of the transactions contemplated in this Agreement or in any other Covered Agreement), its/his/her relationship with Company; or

- 45 - 23462652.12 (2) made any oral or written notice or threat to Company or any Seller to decrease materially its services or supplies to Company, in the case of any such supplier, distributor or sales representative, or its usage of the services or products of Company, in the case of any customer. To Sellers’ Knowledge, no such Person intends to cancel or otherwise terminate its relationship with Company or to decrease materially its services or supplies to Company or its usage of the services or products of Company. 4.30. Foreign Corrupt Practices Act. a. No Gifts – Neither Company, any Seller nor, to Sellers’ Knowledge, any of Company’s directors, officers, shareholders, employees or agents, has, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the FCPA), foreign political party or official thereof or candidate for foreign political office for the purpose of: (1) influencing any official act or decision of such official, party or candidate; (2) inducing such official, party or candidate to use his/her/its influence to affect any act or decision of any foreign Government Entity; or (3) securing any improper advantage; in the case of (1), (2) and (3) above in order to assist Company or any of its Affiliates in obtaining or retaining business for or with, or directing business to, any Person. b. No Unlawful Payments – Neither Company nor, to Sellers’ Knowledge, any of Company’s directors, officers, shareholders, employees, or agents, has made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any Applicable Law. c. No Investigations – Neither Company, nor, to Sellers’ Knowledge, any of Company’s directors, officers, shareholders, employees, or sales representatives, is the subject of any allegation, voluntary disclosure, investigation, prosecution, or other enforcement action related to the FCPA or any other similar anti-corruption law. 4.31. Export Compliance. a. Licensing – Company has complied with, and is presently operating in compliance with, the licensing requirements of the Export Administration Act of 1979, as amended (50 U.S.C. app. 2401-2420) and the Export Administration Regulations (15 C.F.R. 730-774), the Arms Export Control Act (22 U.S.C. Section 2778) and the International Traffic in Arms Act (22 C.F.R. Section 120 et seq.), except as would not result in a Material Adverse Effect. b. Registration, Etc. – Company has complied with, and is presently operating in compliance with, all applicable registration, disclosure and reporting requirements for foreign national interests and owners contained in the International Investment and Trade in Services Survey Act (22 U.S.C. Sections 3101-3108) and the Arms Export Control Act (22 U.S.C. 2778) and all regulations thereunder requiring registration with the Office of Defense Trade Controls of the United States Department of State (22 C.F.R. Part 122), except as would not result in a Material Adverse Effect.

- 46 - 23462652.12 c. No DOD Facility – Company has no facility designated or required to be designated as classified or governed by the National Industrial Security Program Operating Manual of the United States Department of Defense. d. Government Contracts – No non-United States citizens has been employed by Company to work on, or has been allowed to perform work on, any task orders issued pursuant to any contract with any United States federal or state Government Entity (“Government Contract”) or any subcontract with any such Government Entity (“Government Subcontract”), directly or indirectly, with Company involving access or possible access to sensitive data, software or equipment without prior approval in accordance with the Defense Finance and Accounting Service Security Policy DoD 5200.2R, DoD Personnel Security Program and DFAS Memorandum of March 5, 2000, “Waiving Pre-appointment Investigation and/or United States Citizenship Requirement for a Non-United States Citizen Contractor Employee Appointed to a Sensitive Position”. e. Conflicts of Interest – Company has not engaged in any conflicts of interest as prohibited by the Federal Acquisition Regulations subparts 9.505-1 through and including 9.505-4, as incorporated into any Government Contract or Government Subcontract to which Company is a party. f. Blocked Persons – Neither Company, any of its Affiliates, nor any director, officer, or shareholder of Company, is an individual or entity named on the Specifically Designated National and Blocked Persons list issued by the Office of Foreign Asset Control of the Department of the Treasury of the United States. Company has complied with, and is presently operating in compliance with, all statutory and regulatory requirements of the Applicable Law implemented by the Office of Foreign Asset Control of the U.S. Department of the Treasury. 4.32. Disclaimer of Other Representations and Warranties. Buyer acknowledges, represents, warrants, and agrees that: (a) neither Company nor any Seller makes any representation or warrant, express or implied, in respect of any of the Purchased Shares or Company’s Liabilities or operations; and (b) Buyer has not relied on upon the accuracy or completeness of any express or implied representation, warranty, statement or information of any nature made or provided by any Person on behalf of Sellers, including in any confidential information statement, management presentation, or document made available in a data room, in each case other than the representations and warranties expressly set forth in Article 3 and Article 4, as qualified by the Seller Schedules and Seller Schedule Supplements. ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF BUYER Buyer represents and warrants to Sellers that the statements contained in this Article 5 are true, correct, and complete on the date of this Agreement and, subject to and in accordance with Section 7.2a, as of the Closing Date. Each exception to a representation and warranty set forth on any Schedule will qualify the representation and warranty that is referenced on the applicable Schedule. 5.1. Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

- 47 - 23462652.12 5.2. Authorization of Transaction. Buyer has the requisite limited liability company power and authority to execute and deliver and perform its obligations under this Agreement and the other Covered Agreements to which it is a party and to consummate the transactions contemplated herein and therein. The execution, delivery and performance by Buyer of this Agreement and any other Covered Agreement to which it is a party and the consummation by Buyer of the transactions contemplated herein and therein have been duly authorized by all requisite limited liability company action on the part of Buyer, and no other proceedings on the part of Buyer are necessary to authorize the execution, delivery and performance of this Agreement or any other Covered Agreement to which it is a party and the transactions contemplated herein and therein. This Agreement and the other Covered Agreements to which Buyer is a party have been duly executed and delivered by Buyer, and (assuming due authorization, execution, and delivery by each other party) this Agreement and each such other Covered Agreement constitutes a legal, valid, and binding obligation of Buyer enforceable against Buyer in accordance with its respective terms except as such enforcement may be limited by the Enforceability Limitations. 5.3. Consents. Except as set forth on Schedule 5.3, no Consent is necessary or required, and no notice need be given, in connection with the valid execution, delivery and performance by Buyer of this Agreement or any other Covered Agreement to which Buyer is a party or the consummation of the transactions contemplated herein or therein. 5.4. Noncontravention. Neither the execution, delivery or performance of this Agreement or any other Covered Agreement to which Buyer is a party, nor the consummation of the transactions contemplated herein and therein, by Buyer will violate any: (a) Applicable Law or Government Order to which Buyer is subject, except where such violation would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated in this Agreement and the other Covered Agreements; or (b) provision of the Charter Documents of Buyer. 5.5. Brokers’ Fees. Buyer has no Liability or obligation to pay any fee or commission to any broker, finder, or agent with respect to the transactions contemplated in this Agreement or any other Covered Agreement. 5.6. Financial Ability. Buyer has, and will have at the Closing, immediately available funds sufficient to pay the Purchase Price, to consummate the transactions contemplated by this Agreement and the other Covered Agreements to which it is a party and to perform and discharge all of its other obligations hereunder and thereunder. Buyer acknowledges and affirms that it is not a condition to the Closing or any of its other obligations under this Agreement or any other Covered Agreement to which it is a party that Buyer obtain financing (or obtain financing on terms acceptable to Buyer) for or relating to any of the transactions contemplated herein or therein. For the avoidance of any doubt, Buyer acknowledges and agrees that there is no financing contingency of any kind with respect to any of its obligations under this Agreement or any other Covered Agreement. 5.7. Litigation. There is no Litigation pending or, to Buyer’s knowledge, threatened in writing, against or by Buyer, any of its Affiliates or any of their respective properties or rights, nor is there any Government Order outstanding against or affecting Buyer, any of its Affiliates or any of their respective properties or rights, in each case that would have a material adverse effect on Buyer’s ability to consummate the transactions contemplated by this Agreement or any other

- 48 - 23462652.12 Covered Agreement or that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement or any other Covered Agreement. 5.8. Investment Intent. Buyer is acquiring the Purchased Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933. 5.9. Buyer’s Performance. There is no fact known to Buyer that has not been disclosed to Sellers that has had or would reasonably be expected to have a material adverse effect on Buyer’s ability to perform its duties under this Agreement or any other Covered Agreement to which it is a party that has not been set forth in this Agreement, including the Schedules. 5.10. Disclaimer of Other Representations and Warranties. Sellers acknowledge, represent, warrant, and agree that: (a) Buyer makes no representation or warrant, express or implied, in respect of Buyer; and (b) Sellers have not relied on upon the accuracy or completeness of any express or implied representation, warranty, statement or information of any nature made or provided by any Person on behalf of Buyer, including in any confidential information statement, management presentation, or document made available in a data room, in each case other than the representations and warranties expressly set forth in this Article 5, as qualified by the Buyer Schedules and Buyer Schedule Supplements. ARTICLE 6 - COVENANTS 6.1. Notices and Consents. a. Sellers – Except to the extent waived by Buyer at or before the Closing, Sellers will, at or before the Closing, give all notices to third parties and obtain all third-party Consents (“Required Seller Consents”) set forth on Schedule 6.1a. b. Buyer - Except to the extent waived by Seller Representative at or before the Closing, Buyer will, at or before the Closing, give all notices to third parties and obtain all third-party Consents (“Required Buyer Consents”) set forth on Schedule 6.1b. 6.2. Access to Information. From the date hereof until the Closing, Sellers will: (a) afford Buyer and its Representatives reasonable access to and the right to inspect all of the real property, properties, assets, premises, books and records, Contracts and other documents and data related to Company and the Business as may be reasonably requested, including environmental sampling and analysis; (b) furnish Buyer and its Representatives with such financial, operating and other data and information related to Company and the Business as Buyer or any of its Representatives may reasonably request; and (c) instruct its Representatives to reasonably cooperate with Buyer in its investigation of Company; provided, however, that any such investigation will be conducted during normal business hours upon reasonable advance notice to Seller, under the supervision of personnel of Seller and in such a manner as not to interfere with the normal operations of Seller, Company or the Business. All requests by Buyer or any of its Representatives for access pursuant to this Section 6.2 will be submitted or directed exclusively to Seller Representative in writing from time to time. Notwithstanding anything to the contrary in this Agreement or any other Covered Agreement, Seller will not be required to disclose any information to Buyer or any of its Representatives if such disclosure would, in the sole discretion

- 49 - 23462652.12 of Seller: (i) jeopardize any attorney-client or other privilege; or (ii) contravene any Applicable Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement. Prior to the Closing, without the prior written consent of Seller, which may be withheld for any reason, neither Buyer nor its Representatives will contact any employee of, suppliers to, or customers of, Company or the Business (other than the Key Employees for purposes of negotiating employment and non-competition agreements), and neither Buyer nor its Representatives will have any right to perform invasive or subsurface investigations of the Owned Real Property or Leased Real Property. Any investigation pursuant to this Section 6.2 will be conducted in such manner as not to interfere unreasonably with the conduct of the Business or any other business of Seller. Any information received by Buyer will be subject to a Confidentiality Agreement between Buyer and Company dated as of November 3, 2021. 6.3. Disclosure Schedules. a. Sellers’ Schedules – Seller Representative will deliver to Buyer the Schedules referenced in Articles 3 and 4 above (“Seller Schedules”) on or before November 19, 2021. Thereafter, from time to time prior to the Closing, Sellers will have the right (but not the obligation) to supplement or amend any Seller Schedule referenced in Article 3 or 4 above with respect to any matter hereafter arising or of which Sellers become aware after the date of this Agreement (each a “Seller Schedule Supplement”). No disclosure on a Seller Schedule or Seller Schedule Supplement will be deemed to cure any inaccuracy in or breach of any representation or warranty herein (including for purposes of the indemnification or termination rights contained herein, or in determining whether the conditions set forth in Section 7.1a have been satisfied); provided, however, that if such Seller Schedule or Seller Schedule Supplement causes any of Sellers’ representations or warranties in Article 3 or 4 to be inaccurate or in breach in any material respect, and Buyer does not terminate this Agreement within Three (3) Business Days of its receipt of such Seller Schedule or Seller Schedule Supplement, then: (1) Buyer will be deemed to have irrevocably waived any right to terminate this Agreement with respect to such Seller Schedule or Seller Schedule Supplement; and (2) the representations and warranties of Seller will be deemed to have been qualified by such Seller Schedule or Seller Schedule Supplement for purposes of satisfying the conditions set forth in Section 7.1a and with respect to any right to indemnification under Section 8.1 with respect to such matter. b. Buyer’s Schedules – Buyer will deliver to Seller Representative the Schedules referenced in Article 5 above (“Buyer Schedules”) on or before November 19, 2021. From time to time prior to the Closing, Buyer will have the right (but not the obligation) to supplement or amend any Buyer Schedule referenced in Article 5 above with respect to any matter hereafter arising or of which Buyer become aware after the date of this Agreement (each a “Buyer Schedule Supplement”). No disclosure on a Buyer Schedule or Buyer Schedule Supplement will be deemed to cure any inaccuracy in or breach of any representation or warranty herein (including for purposes of the indemnification or termination rights contained herein, or in determining whether the conditions set forth in Section 7.2a have been satisfied); provided, however, that if such Buyer Schedule or Buyer Schedule Supplement causes any of Buyer’s representations or warranties in Article 5 to be inaccurate or in breach in any material respect, and Sellers do not terminate this Agreement within Three (3) Business Days of Seller Representative’s receipt of such Buyer Schedule or Buyer Schedule Supplement, then: (1) Sellers will be deemed to have irrevocably waived any right to terminate this Agreement with respect to such Buyer Schedule or

- 50 - 23462652.12 Buyer Schedule Supplement; and (2) the representations and warranties of Buyer will be deemed to have been qualified by such Buyer Schedule or Buyer Schedule Supplement for purposes of satisfying the conditions set forth in Section 7.2a and with respect to any right to indemnification under Section 8.2 with respect to such matter. 6.4. Tax Matters. The following provisions (which will take precedence over any other provision of this Agreement in the event of a conflict) will govern the allocation of responsibility as between Buyer and Sellers for certain Tax matters: a. Tax Periods Ending On or Prior to the Closing Date – Sellers will be liable for, jointly and severally, and will pay or cause to be paid when due: (1) any and all Taxes (or the non-payment thereof) relating to Company or the Business for or relating to any Tax period (or portion thereof) ending on or before the Closing Date and the portion through the Closing Date for any taxable period that includes (but does not end on) the Closing Date (the “Pre-Closing Tax Period”); and (2) any and all Taxes of any Person (other than Company) imposed on Company as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which Taxes relate to an event or transaction occurring before the Closing. b. Straddle Period - In the case of any taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”), the amount of any Taxes based on or measured by income, receipts or payroll of Company for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date and the amount of other Taxes of Company for a Straddle Period that relates to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period. c. Tax Returns for Periods Ended On or Before Closing - Sellers, at their sole cost and expense, will timely prepare and file or cause to be prepared and filed all Tax Returns of Company for any period ended on or before the Closing Date, including those covering income Taxes (whether federal, state, local or foreign), and Sellers will be liable for, jointly and severally, and will pay, all Taxes shown as due on all such Tax Returns when due. Sellers will permit Buyer to review and comment on each such Tax Return described in the preceding sentence prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by Buyer. To the extent required by Applicable Law, Sellers shall include any income, gain, loss, deduction or other tax items for such periods on their Tax Returns in a manner consistent with the Schedule K-1’s prepared by Sellers for such periods. d. Tax Returns for Periods Ending After Closing - Buyer, at its sole cost and expense, will timely prepare and file or cause to be prepared and filed all Tax Returns of Company for any period beginning before the Closing Date and ending after the Closing Date. e. Cooperation - Buyer, Company, and Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon another party’s request) the provision of records and information reasonably relevant to any such audit, litigation, or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any

- 51 - 23462652.12 material provided hereunder. Company, Sellers and Buyer agree: (i) to retain all books and records with respect to Tax matters pertinent to Company relating to any taxable period beginning before the Closing Date until expiration of the statute of limitations (and, to the extent notified by another party, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Government Entity; and (ii) to give the other Parties reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the another Party so requests, Company or Sellers, as the case may be, shall allow the other Party to take possession of such books and records. f. Certificates - Buyer and Sellers further agree, upon request, to use commercially reasonable efforts to obtain any certificate or other document from any Government Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby). g. Tax-Sharing Agreements - All Tax-sharing agreements or similar agreements with respect to or involving Company shall be terminated as of the Closing Date and, after the Closing Date, Company shall not be bound thereby or have any liability thereunder. h. Transfer Taxes – All transfer, documentary, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement will be paid by Sellers when due, and Seller Representative will, at his own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by Applicable Law, Buyer and/or Company will join in the execution of any such Tax Returns and other documentation. Buyer shall pay any sales Tax resulting from the transaction contemplated herein. i. S Corporation Status – Company and Sellers will not revoke Company’s election to be taxed as an S corporation within the meaning of Sections 1361 and 1362 of the Code (or any analogous provision of state and local Applicable Law) in any Tax jurisdiction, or take any other action that would preclude the Parties from making the Elections pursuant to Section 6.4j. Company and Sellers will not take or allow any action that would result in the termination of Company’s status as a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code (or any corresponding provision of state, local or non-US Tax law). j. Section 338(h)(10) Election - Buyer, Company and each Seller will join in making the Elections with respect to the purchase and sale of the Purchased Shares hereunder. Sellers shall include any income, gain, loss, deduction, or other Tax item resulting from the Elections on their Tax Returns to the extent required by applicable law. Buyer will also pay any Tax imposed on Company attributable to the making of the Elections (including any state, local). In connection with the Elections, Buyer and Sellers agree to allocate the “aggregate deemed selling price” and the “adjusted grossed up basis” (as described in the applicable Treasury Regulations) among the assets of Company in accordance with Section 2.7 and in the manner required by Section 338 of the Code, Section 1060 of the Code, and such Treasury Regulations. Buyer, Company and Sellers will report, in connection with the determination of income, franchise or other Taxes measured by or based upon net income, the transactions being undertaken pursuant to this Agreement in a manner consistent with the Elections.

- 52 - 23462652.12 k. Amend Tax Returns – Sellers will not cause Company to amend any tax returns relating to any Pre-Closing Tax Period or make any Tax election that would have the effect of increasing any tax liability of Buyer or Company without the consent of Buyer, unless required by Applicable Law. Buyer will not amend any tax returns of Company relating to the Pre-Closing Tax Period or make any Tax election that has retroactive effect to any Pre-Closing Tax Period without the consent of Sellers, unless required by Applicable Law. l. Pass-Through Entity Taxes - (1) Sellers and Company may elect to be subject to the Pass-Through Entity Tax of one or more Domestic Jurisdictions. Buyer will not revoke any Pass-Through Entity Tax election of Company for any Pre-Closing Tax Period without the prior written consent of Sellers and will, upon Sellers’ timely request, cooperate with Sellers if they desire to revoke a Pass-Through Entity Tax election of Company for any Pre-Closing Tax Period. (2) Three (3) days prior to Closing, Sellers and Company shall deliver to Buyer a good faith estimate of the Pass-Through Entity Tax due for each Domestic Jurisdiction (the “Estimated Pass-Through Entity Tax”) and the portion, if any, to be paid out of the Closing Payment. At Closing, Buyer will pay to each Domestic Jurisdiction, on behalf of Company, in accordance with Section 2.4d, the Estimated Pass- Through Entity Tax due to such Domestic Jurisdiction. (3) Sellers shall prepare or cause to be prepared and Company shall file all Tax Returns regarding any Pass-Through Entity Tax required to be filed with a Domestic Jurisdiction and Company shall pay any Tax due with each such Tax Return, provided, that if the Pass- Through Entity Tax due to a Domestic Jurisdiction is greater than the Estimated Pass-Through Entity Tax paid to such Domestic Jurisdiction (or if no Estimated Pass-Through Entity Tax was paid to such Domestic Jurisdiction), Sellers, jointly and severally, shall pay to Company prior to Company’s filing of the Tax Return for such Pass-Through Entity Tax the difference between the Pass- Through Entity Tax and the Estimated Pass-Through Entity Tax (or, if no Estimated Pass-Through Entity Tax was paid to such Domestic Jurisdiction, the amount of such Pass-Through Entity Tax). If the Pass-Through Entity Tax due to a Domestic Jurisdiction is less than the Estimated Pass-Through Entity Tax paid to such Domestic Jurisdiction, then Buyer shall pay to Sellers (in a manner directed by Seller Representative) the difference between the Estimated Pass- Through Entity Tax and the Pass-Through Entity Tax, within ten (10) days of the receipt by Company or Buyer of a refund of such difference paid by the Domestic Jurisdiction. The other provisions of Section 6.4, shall apply to the extent not inconsistent with the provisions of this Section 6.4l.

- 53 - 23462652.12 6.5. Lease. On the Closing Date or within Sixty (60) days thereafter, Buyer will use commercially reasonable efforts to cause Company to enter into a new lease agreement with Marie Phero and Elizabeth Penza, Co-Trustees, Thomas G. Garvey Trust under Agreement dated June 24, 1981 and Blue Anchor Realty, L.L.C., Tenants in Common (collectively, “Landlord”), or designated owner(s), with respect to the Premises located at 208 South Route 73, Hammonton, New Jersey 08037, on terms mutually acceptable to Buyer and Landlord, in their respective sole discretion. Sellers shall remain responsible for compliance with all Environmental and Safety Laws, including ISRA, with respect to the Premises located at 208 South Route 73, Hammonton, New Jersey 08037 after Closing as such compliance relates to Company’s operation prior to Closing. Sellers shall remain responsible for fees, maintenance, monitoring, reporting, permitting, proper closure when appropriate, and all other actions for: (a) all groundwater wells servicing the Premises located at 208 South Route 73, Hammonton, New Jersey 08037; and (b) all New Jersey Pollution Discharge Elimination System (NJPDES) outfalls and permits for Premises located at 208 South Route 73, Hammonton, New Jersey 08037. Sellers shall remain responsible for ISRA compliance after Closing due to lease termination if Buyer and Landlord cannot agree on a new lease agreement. Buyer and Company shall cooperate fully, at Sellers’ sole expense, at such time and to the extent reasonably requested by Sellers and Landlord regarding any ISRA compliance matter or filing related to any period after Closing during which Company occupied the Premises. After the Closing, except as otherwise set forth above in this Section 6.5, Buyer and Company, at Company’s sole expense, shall comply with all Environmental and Safety Laws, and with any direction of any Government Entity, pursuant to Applicable Law, which shall impose any duty upon Sellers, Landlord or Company with respect to any of the foregoing, but only as to Company’s operations with respect to the Premises conducted after Closing. 6.6. Further Assurances. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each Party will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article 8). 6.7. Books and Records. In order to facilitate the resolution of any claims made against or incurred by Sellers prior to the Closing or for any other reasonable purpose, for a period of Seven (7) years after the Closing, Buyer will: (a) retain the books and records (including personnel files) of Company relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of Company; and (b) upon reasonable notice, afford Seller Representative reasonable access (including the right to make, at the expense of Sellers, photocopies), during normal business hours, to such books and records. 6.8. Conduct of Business. From the date hereof through and including the Closing: a. Company will conduct the Business only in the Ordinary Course of Business; and b. Company will not take any of the following actions without Buyer’s prior written consent: (1) issue any Capital Stock or other securities; (2) change the nature of its business;

- 54 - 23462652.12 (3) declare or pay any dividend, other than cash dividends on the Purchased Shares, or make any other distribution or payment in respect of its Capital Stock or purchase or redeem any Capital Stock; (4) amend its Articles of Incorporation or By-Laws; (5) merge or consolidate with any Person or liquidate or dissolve; (6) adopt or agree to adopt any plan providing for its reorganization; (7) make any loan or other extension of credit or issue any guaranty or otherwise incur any contingent liability, except for extensions of credit not exceeding Thirty (30) days to trade creditors in the Ordinary Course of Business; (8) sell, pledge, transfer, assign or grant a security interest in any of its assets, property, contracts, or rights; except in the Ordinary Course of Business; (9) enter into or terminate any Contract other than in the Ordinary Course of Business; (10) hire or terminate any employee other than in the Ordinary Course of Business; (11) pay or agree to pay any compensation other than the current monthly payroll; (12) raise or agree to raise any employee’s compensation; (13) pay or agree to pay any bonus or other special compensation to any employee; or (14) enter into any Contract with any customer or supplier that contains any commercial term or margin other than in the Ordinary Course of Business. 6.9 Insurance. After Closing, Buyer shall cause Company to maintain the insurance policies listed on Schedule 4.21a or policies that provide comparable coverage for claims related to periods prior to Closing. 6.10. Closing Conditions. From the date hereof until the Closing, each Party will use commercially reasonable efforts to take such actions as are necessary, proper, or advisable in order to consummate and make effective the transactions contemplated herein. Without limiting the foregoing, the Parties will use commercially reasonable efforts to cause the negotiation and finalization of all Covered Agreements to occur as soon as practical, but in no event later than December 31, 2021. 6.11. Public Announcement.

- 55 - 23462652.12 a. Generally – Except as set forth in Section 6.11b below, no Party nor any of its Affiliates will make any public announcement in respect of this Agreement or any other Covered Agreement or the transactions contemplated herein or therein or communicate with any news media or otherwise without the prior written consent of each other Party, and the Parties will cooperate as to the timing and contents of any such announcement. b. Permitted Communications – Notwithstanding the provisions of Section 6.11a above: (1) a Party and its Affiliates will not be precluded from communicating with their directors, officers, shareholders, managers, members, direct and indirect general and limited partners, employees, and other Representatives, who have a need to know the information and who agree to keep such information confidential, with respect to this Agreement, any other Covered Agreement or the transactions contemplated herein or therein; and (2) no Party or its Affiliates will be prevented from disclosing such information, based upon advice of counsel to such Party or its Affiliate, to the extent such disclosure is required by Applicable Law, by rules and regulations of any stock exchange on which such Party’s or its Affiliate’s securities are listed, by Government Order or by subpoena, summons or legal process. c. Post-Closing – Following the release of the public announcement contemplated by Section 6.11a above, Buyer may communicate publicly, without Sellers’ consent, regarding its ownership of Company or any aspect of Company’s Business. 6.12. Non-Recourse. Each Party acknowledges and agrees that no past, present or future director, officer, employee, member, partner, shareholder or other owner (whether direct or indirect), Affiliate or Representative of any other Party or any of its Affiliates will have any liability for any obligations or liabilities of such other Party under this Agreement or any other agreements or transactions contemplated herein or for any Litigation based on, in respect of, or by reason of, the transactions contemplated herein and therein. Any certificate or certification contemplated by this Agreement and executed by an officer of a Party will be deemed to have been delivered only in such officer’s capacity as an officer of such Party (and not in his or her individual capacity) and will not entitle any Party to assert a claim against such officer in his or her individual capacity. 6.13. Exclusivity. From the date hereof through the Closing Date, Sellers will not, and will direct Company and each of Sellers’ and Company’s Affiliates, directors, officers, stockholders, employees and Representatives not to, directly or indirectly, encourage, solicit, initiate or engage in discussions or negotiations with, or provide any non-public information to, any Person (other than Buyer or its Affiliates and Representatives) concerning any merger, sale of substantial assets, sale of stock, equity interests or similar transactions involving Company or enter into any agreement with respect thereto. 6.14. Litigation Support. In the event and for so long as any Party actively is contesting or defending against any Litigation (but excluding any such action, suit, proceeding, hearing, investigation, charge, complaint or demand initiated by Buyer or an Affiliate of Buyer against any Seller and vice versa) in connection with any fact, situation, circumstance, status, condition,

- 56 - 23462652.12 activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving Company or the Business, each other Party will reasonably cooperate with such Party and its counsel in the contest or defense, make available their personnel and provide such testimony and access to their books and records as will be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article 8). 6.15. Amendment and Restriction on Use of Corporate Name. After the Closing, neither any Seller nor any of their Affiliates will use in any way the name “Garvey Corporation” or any other trade name used by Company, or any adaptation, derivation, variation, or combination thereof or any name similar thereto. 6.16. Bank Accounts. After the Closing, Sellers will promptly take all steps and execute all documents reasonably requested by Buyer to change the signatories for each of Company’s bank accounts listed on Schedule 4.20 to one or more individuals designated by Buyer. 6.17. Post-Closing Communications. After the Closing, Sellers will promptly notify and forward to Buyer any inquiries, correspondence or other communications of any kind received after the Closing by it that is directed to or intended for Company. 6.18. ISRA Compliance. Within One (1) Business Day of the Execution Date, Seller Representative will cause the LSRP to provide to Buyer, with respect to the Premises located at 208 South Route 73, Hammonton, New Jersey 08037, complete screen prints of all information requested and proposed responses in a draft General Information Notice (“GIN”) to be submitted to NJDEP via the LSRP on-line portal within five (5) calendar days of the Execution Date pursuant to ISRA. The GIN shall note stock sale and lease termination, if applicable, and any other applicable ISRA triggers under this Agreement, as ISRA triggers subject to the ISRA case. Within One (1) Business Day of Buyer’s receipt of such draft GIN, Buyer shall provide to Seller Representative comments and edits, if any, regarding the draft GIN. Seller Representative shall incorporate Buyer’s comments and edits and cause the GIN to be submitted to NJDEP via the LSRP on-line portal within five (5) days of the Execution Date as required by ISRA, and Seller shall provide Buyer with a copy of the finalized GIN submission to NJDEP promptly after such submission. Seller Representative shall thereafter provide to Buyer drafts of all ISRA submissions with reasonable time for Buyer to review and comment; provided however, Buyer’s review shall not interfere with, hinder, stop, delay, or impede such submission. Seller Representative shall by November 23, 2021 provide Buyer with the Preliminary Assessment Report, Remediation Certification, completed Remediation Cost Review and RFA/FA Form, and a copy of the Remediation Funding Source instrument being proposed. Buyer will provide comments to Seller Representative by November 29, 2021. Seller Representative shall incorporate Buyer comments into all ISRA submissions and shall cause copies of all finalized ISRA submissions to be provided promptly to Buyer. ARTICLE 7- CLOSING CONDITIONS; CLOSING DELIVERABLES 7.1. Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement and the other Covered Agreements will be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

- 57 - 23462652.12 a. Representation and Warranties – The representations and warranties of Sellers contained in Articles 3 and 4 of this Agreement will be true, correct and complete in all respects at and as of the Closing as though then made, giving effect to changes permitted by this Agreement in respect of any Seller Schedule or Seller Schedule Supplement (provided that any representation and warranty that addresses matters only as of a certain date will be true, correct and complete in all respects as of that certain date), as such representations and warranties would read if all qualifications as to materiality, including each reference to the defined term “Material Adverse Effect,” were deleted therefrom, except for inaccuracies of representations or warranties that, in the aggregate, do not have and would not be reasonably be expected to have a Material Adverse Effect; b. Covenants – Each Seller and Company will have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the Covered Agreements to which it is a party to be performed or complied with by it prior to or on the Closing Date; c. Consents – All Required Seller Consents will have been received; d. Material Adverse Effect – From the Most Recent Fiscal Month End to the Closing Date, no event, condition, change, development, circumstance, effect, or state of facts shall have occurred that constitutes a Material Adverse Effect; e. Payoff Letters – Sellers will have delivered to Buyer at least Three (3) Business Days prior to the Closing Date payoff letters reasonably acceptable to Buyer with respect to any outstanding Indebtedness of Company to any lender, including any security interest termination statements, any other evidence of release of all related Encumbrances reasonably requested by Buyer and acknowledgement that, upon payment of the applicable amount, such Indebtedness will have been paid and discharged in full and Company will have been released from any and all Liabilities and obligations under such Indebtedness; f. Due Diligence – Buyer will be satisfied, in is reasonable discretion, that its due diligence with respect to Company and its assets have not resulted in any material adverse finding with respect to any matter relating to Environmental and Safety Laws or the qualification of Company as an S corporation under New Jersey Applicable Law; and g. Closing Deliverables – Sellers and Company will have delivered each of the Closing Deliverables set forth in Section 7.4. 7.2. Conditions to Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated by this Agreement and the other Covered Agreements will be subject to the fulfillment or Seller Representative’s waiver, at or prior to the Closing, of each of the following conditions: a. Representations and Warranties – The representations and warranties of Buyer contained in Article 5 of this Agreement will be true, correct and complete in all respects at and as of the Closing as though then made, giving effect to changes permitted by this Agreement in respect of any Buyer Schedule or Buyer Schedule Supplement (provided that any representation and warranty that addresses matters only as of a certain date will be true, correct and complete in

- 58 - 23462652.12 all respects as of that certain date), except to the extent the failure to be so true, correct and complete will not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated by this Agreement and the other Covered Agreements; b. Covenants – Buyer will have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Covered Agreements to which it is a party to be performed or complied with by it prior to or on the Closing Date; c. Consents – All Required Buyer Consents will have been received; and d. Closing Deliverables – Buyer will have delivered each of the Closing Deliverables set forth in Section 7.5. 7.3. Conditions to Obligations of Both Buyer and Sellers. The obligations of each of Buyer and Sellers to consummate the transactions contemplated by this Agreement and the other Covered Agreements will be subject to the fulfillment, at or prior to the Closing, of each of the following conditions: a. No Litigation – No Litigation will have been commenced against Buyer, Company or any Seller that would prevent the Closing. No injunction or restraining order will have been issued by any Government Entity and be in effect, that restrains or prohibits any transaction contemplated by this Agreement or any other Covered Agreement; and b. No Government Order – No Government Entity will have enacted, issued, promulgated, enforced, or entered any Government Order that is in effect and has the effect of making the transactions contemplated by this Agreement or any Covered Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof. 7.4. Deliverables by Sellers and Company. At the Closing, Sellers and Company will duly execute and/or deliver, or cause to executed and/or delivered, as the case may be, the following, except to the extent waived in writing by Buyer at or prior to the Closing: a. Stock Powers – Stock powers with respect to the Purchased Shares, in form and substance satisfactory to Buyer, in its sole discretion (collectively, “Stock Powers”), duly executed by each respective Seller; b. Escrow Agreements – The Indemnity Escrow Agreement (the “Indemnity Escrow Agreement”) and the Installment Payment Escrow Agreement (the “Installment Payment Escrow Agreement”), each in form and substance satisfactory to the Parties, in their respective sole discretion, duly executed by Sellers; c. Confidentiality/Non-Competition Agreements – Confidentiality/Non- Competition Agreements in form and substance satisfactory to Buyer, in its sole discretion (“Non- Competition Agreements”), duly executed by each Seller;

- 59 - 23462652.12 d. Employment Agreement – An Employment Agreement in form and substance satisfactory to Buyer, in its sole discretion (“Employment Agreement”), duly executed by Thomas; e. Key Employee Retention Agreements – Retention agreements with Thomas, Michael Earling, Michael Somers, Thomas Lauchert, Kevin Silipino, and each other Key Employee who agrees to sign such an agreement (collectively, the “Retention Agreements”), in form and substance satisfactory to Buyer, in its sole discretion, duly executed by each such individual; f. General Releases – General releases of Buyer and Company in form and substance satisfactory Buyer, in its sole discretion (collectively, the “Seller Releases”), duly executed by each Seller; g. Resignation Letters – The resignations, effective as of the Closing, duly executed, of each Director and Officer of Company; h. Bank Accounts – Evidence in form and substance satisfactory to Buyer, in its sole discretion, that all signatories to each of the bank accounts of Company have been changed in accordance with Buyer’s instructions; i. FIRPTA Certificate – A certificate in form and substance reasonably satisfactory to Buyer and meeting the requirements of Section 1.1445-2(b) of the Treasury Regulations, duly executed, and acknowledged, to the effect that no Seller is a “foreign person” within the meaning of Section 1445 of the Code and the Treasury Regulations thereunder; j. Closing Conditions Certificate – A certificate, dated on the Closing Date and signed by each Seller, that each of the conditions set forth in Sections 7.1a and 7.1b has been satisfied; k. Funds Flow Memorandum – The Funds Flow Memorandum, duly executed by Sellers and Company; l. Company Corporate Records – (1) A certified copy of the Charter Documents and all amendments thereto of Company certified by the appropriate authority as of a date as near as practicable to the Closing Date; (2) a certificate of good standing or equivalent with respect to Company issued by the appropriate Government Entity of the State of New Jersey; and (3) the original minute and stock books of Company (the foregoing collectively referred to as “Corporate Records”); m. Company Secretary’s Certificate – A Secretary’s Certificate of Company in form and substance acceptable to Buyer, in its sole discretion, duly executed by its secretary, certifying resolutions of Company’s Board of Directors authorizing the execution and delivery of this Agreement; n. Stock Certificates – (1) Duly canceled original stock certificates of Company representing each Seller’s ownership of the respective Purchased Shares owned by such Seller immediately prior to the Closing; (2) a duly executed original stock certificate representing

- 60 - 23462652.12 Buyer’s ownership of the Purchased Shares at Closing; and (3) a stock ledger reflecting the transfer of the Purchased Shares by Seller to Buyer; o. IRS Forms 8023 and 8883 - Completed IRS Forms 8023 and 8883, executed by each Seller; and p. New Jersey Industrial Site Recovery Act – Remediation Certification form pursuant to N.J.A.C. 7:26B-3.3(c) which shall be cosigned by Sellers and Buyer, including evidence of the establishment of a remediation funding source, which Remediation Certification form has been submitted to NJDEP and is acceptable to Buyer in Buyer’s reasonable discretion. 7.5. Deliverables by Buyer. At the Closing, Buyer will duly execute and/or deliver, or cause to be executed and/or delivered, as the case may be, the following, except to the extent waived in writing by Seller at or prior to the Closing: a. Escrow Agreements – The Indemnity Escrow Agreement and the Installment Payment Escrow Agreement, duly executed by Buyer; b. Non-Competition Agreements – The Non-Competition Agreements, duly executed by Buyer; c. Employment Agreement – The Employment Agreement, duly executed by Company; d. Retention Agreements – The Retention Agreements, duly executed by Company; e. General Releases – General releases of Sellers and Rita Garvey in form and substance satisfactory to Sellers and Rita Garvey, in their sole discretion, duly executed by Buyer and Company (collectively, the “Buyer/Company Release”); f. Closing Conditions Certificate – A certificate, dated on the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in Sections 7.2a and 7.2b has been satisfied; g. Funds Flow Memorandum – The Funds Flow Memorandum, duly executed by Buyer; and h. Buyer Secretary’s Certificate – A Secretary’s Certificate of Buyer in form and substance satisfactory to Sellers, in their sole discretion, duly executed by its secretary certifying resolutions of Buyer’s Board of Directors authorizing the execution and delivery of this Agreement. i. IRS Forms 8023 and 8883 - Completed IRS Forms 8023 and 8883, executed by Buyer.

- 61 - 23462652.12 ARTICLE 8 - INDEMNIFICATION 8.1. By Sellers. Sellers hereby agree, jointly and severally, to indemnify, defend and hold harmless Buyer and Buyer’s successors, assigns, Affiliates, directors, officers, shareholders, and Representatives (collectively, the “Buyer Indemnitees”) with respect to the aggregate of any and all Damages incurred or suffered by any Buyer Indemnitee to the extent determined to be due to: a. any breach of or default by any Seller in the observance or performance of any post-Closing covenant made by such Seller in this Agreement; b. any inaccuracy in or breach of any representation or warranty of any Seller contained in this Agreement or in any written certificate delivered by such Seller pursuant hereto as of the Closing Date (or as of the date made for any representation or warranty made as of a certain date) provided, for the sole purpose of determining Damages (and not for determining whether or not any breaches of representations or warranties have occurred) such representation or warranty shall read if all qualifications as to materiality, including each reference to the defined term “Material Adverse Effect,” were deleted therefrom; c. subject to Sellers’ representations and warranties herein, any Liability arising out of or relating to the operation of Company or any of its Predecessors at any time prior to Closing; d. any Liability for any injury or wrongful death to any Person or property as a result of the ownership, possession or use of any product, good or service manufactured, designed, sold, leased, delivered, inspected, repaired, rendered, or otherwise provided by Company or any Predecessor at any time prior to Closing; e. any Liability under any Environmental and Safety Law arising out of or relating to any act or omission of Company prior to the Closing Date; f. any Taxes attributable to Company with respect to any taxable period or portion thereof that ends on or prior to the Closing Date, including any such Taxes arising from any Pass-Through Entity Tax election; or g. the investigation or defense of any claim relating to any of the foregoing. 8.2. By Buyer. Buyer hereby agrees to indemnify, defend, and hold harmless Sellers and Sellers’ successors, assigns, Affiliates, trustees, and Representatives (collectively, the “Seller Indemnitees”) with respect to the aggregate of any and all Damages incurred or suffered by any Seller Indemnitee to the extent determined to be due to: a. any breach of or default by Buyer in the observance or performance of any post-Closing covenant made by Buyer in this Agreement;

- 62 - 23462652.12 b. any inaccuracy in or breach of any representation or warranty of Buyer contained in this Agreement or in any written certificate delivered by Buyer pursuant hereto as of the Closing Date (or as of the date made for any representation or warranty made as of a certain date) provided, for the sole purpose of determining Damages (and not for determining whether or not any breaches of representations or warranties have occurred) such representation or warranty would read if all qualifications as to materiality, including each reference to the defined term “Material Adverse Effect,” were deleted therefrom; c. subject to Buyer’s representations and warranties herein, any Liability arising out of or relating to the operation of Company at any time after Closing; d. any Liability for any injury or wrongful death to any Person or property as a result of the ownership, possession or use of any product, good or service manufactured, designed, sold, leased, delivered, inspected, repaired, rendered, or otherwise provided by Company at any time after Closing; e. any Taxes attributable to Company with respect to any taxable period or portion thereof that begins on or after the Closing Date; or f. the investigation or defense of any claim relating to any of the foregoing. 8.3. Indemnification Procedures. The obligations and Liabilities of each Party that may be subject to indemnification Liability under Section 8.1 or Section 8.2, as the case may be (the “Indemnifying Party”), to Buyer Indemnitees or Seller Indemnitees, as the case may be (the “Indemnified Party”), will be subject to the following terms and conditions: a. Claims by Non-Parties – After receipt by an Indemnified Party of: (1) written notice of the commencement of any Litigation; or (2) actual notice, either oral or written, of the threat of commencement of any Litigation (each such notice or actual notice, a “Claim”; and collectively the “Claims”) against it by a Third Party that is likely to give rise to Damages (“Third Party Claim”), the Indemnified Party will give prompt written notice (“Notice of Third-Party Claim”) to the Indemnifying Party stating the nature of such Claim, the amount thereof and a brief description of the facts and circumstances relating thereto, to the extent known. The Notice of Third-Party Claim will contain or be accompanied by all reasonably appropriate documentation relating to the circumstances giving rise to the Claim, including a copy of all pleadings and other papers served, if any, and any written material sent to the Indemnified Party by such third-party claimant. The failure of an Indemnified Party to give such Notice of Third Party Claim to the Indemnifying Party or delay in giving such Notice of Third Party Claim, will not affect the validity or amount of the Claim and the indemnification obligations of the Indemnifying Party will remain in effect as to such Claim, unless such failure or delay prejudices the Indemnifying Party’s defense of such Claim, in which case the Indemnifying Party will be relieved of its indemnification obligations to the extent that it has been so prejudiced. If within Ten (10) Business Days after receiving such Notice of Third Party Claim, the Indemnifying Party advises the Indemnified Party that the Indemnifying Party will provide indemnification and assume the defense at its expense (“Indemnification Notice”), then so long as such defense is being conducted, the Indemnified Party

- 63 - 23462652.12 will not settle or admit Liability with respect to the Claim and will provide the Indemnifying Party and defending counsel reasonable assistance in defending against the Claim. If the Indemnifying Party assumes a defense, counsel will be selected by such Indemnifying Party, which counsel will be reasonably acceptable to the Indemnified Party, and if the Indemnified Party, then retains its own counsel, it will do so at its own expense. If the Indemnified Party does not receive an Indemnification Notice or a written objection to the Notice of Third Party Claim from the Indemnifying Party within Ten (10) Business Days after the Indemnifying Party’s receipt of such Notice of Third Party Claim, the Indemnifying Party will be bound by any determination made in such Litigation or any compromise or settlement effected by the Indemnified Party, and the Indemnified Party thereafter may control the defense of such Litigation and, in its sole discretion, settle or admit Liability. If within the aforesaid Ten (10) Business Day period, the Indemnified Party will have received written objection to the Claim (which written objection will briefly describe the basis of the objection to the Claim or the amount thereof, all in good faith), then for a Sixty (60) day period after receipt of such objection, the Parties will attempt to settle the dispute as between the Indemnified Party and Indemnifying Party. If they are unable to settle the dispute, the unresolved issue or issue will be settled in accordance with the provisions of Section 9.12. b. Claims by a Party – The determination of a Claim asserted by one or more of Buyer Indemnitees or Seller Indemnitees, as the case may be, will be made pursuant to this Section 8.3. The Indemnified Party will give prompt written notice to the Indemnifying Party of any Claim by the Indemnified Party that has not been made pursuant to Section 8.3a, stating the nature of such Claim, the amount thereof and a brief description of the facts and circumstances relating thereto, to the extent known. If the Indemnified Party does not receive a written objection to the notice from the Indemnifying Party within Ten (10) Business Days after the Indemnifying Party’s receipt of such notice, the Claim will be conclusively deemed to have resulted in a determination in favor of the Indemnified Party and to have resulted in a Liability of the Indemnifying Party in an amount equal to such Claim. If, within the aforesaid Ten (10) Business Day period, the Indemnified Party will have received written objection to the notice (which written objection will briefly describe the basis of the objection to the notice or the amount thereof, all in good faith), then for a Sixty (60) day period after the receipt of such objection the Parties will attempt to settle the disputed Claim as between the Indemnified Party and Indemnifying Party. If the Parties are unable to settle the disputed Claim, the unresolved issue or issues will be settled in accordance with the provisions of Section 9.12. 8.4. Certain Limitations. Notwithstanding anything to the contrary contained herein: a. Survival of Representations and Warranties – The representations and warranties contained in Article 3, Article 4, and Article 5 all will survive the Closing Date until the Fifteen (15) month anniversary of the Closing Date; provided, however, that: (1) the representations and warranties in Section 4.12 (Tax Matters), Section 4.25 (Employees), Section 4.26 (Environmental Matters) and Section 4.28 (Employee Benefit Plans) will survive until Sixty (60) days after the date of the expiration of the applicable statute of limitations;

- 64 - 23462652.12 (2) the Fundamental Representations each will survive until Sixty (60) days after the date of the expiration of the applicable statute of limitations; and (3) the obligations of Sellers under Sections 8.1c, 8.1d, 8.1e and 8.1f and of Buyer under Sections 8.2c, 8.2d and 8.2e will survive until Sixty (60) days after the date of the expiration of the applicable statute of limitations. Any Liability of Sellers arising under Section 8.1b and any Liability of Buyer arising under Section 8.2b each will survive the Closing and continue until the expiration of the survival periods of the representations and warranties set forth in this Section 8.4a. b. Survival of Covenants – Except as set forth in Section 8.4a above, all covenants and agreements contained in this Agreement that by their terms contemplate performance after the Closing Date will survive the Closing Date for the period contemplated by their terms until all such covenants and agreements have been performed or satisfied. c. Deductible – No Damages, except Damages arising from or relating to: (1) fraud (provided that fraud shall not be deemed to include any negligent misrepresentation or omission); (2) any intentional, willful, or grossly negligent misrepresentation or omission; (3) any breach of or false or fraudulent representation or warranty made by any Seller in any Fundamental Representation or in Sections 4.12, 4.25, 4.26 and 4.28; or (4) the obligations of Sellers under Sections 8.1c, 8.1d, 8.1e and 8.1f or of Buyer under Sections 8.2c, 8.2d and 8.2e; will be recoverable by the Buyer Indemnitees or the Seller Indemnitees pursuant to the provisions of Section 8.1 or Section 8.2, respectively, unless and until the aggregate of all Damages indemnifiable under such Section 8.1 or Section 8.2, respectively, exceed Five Hundred Thousand Dollars ($500,000.00) (the “Deductible”), in which case the Buyer Indemnitees or Seller Indemnitees, as the case may be, will be entitled to seek compensation only for such Damages in excess of the Deductible, subject to the other clauses of this Section 8.4. For the avoidance of doubt, no payment of any adjustment pursuant to Article 2 will constitute Damages for purposes of this Section 8.4c or Section 8.4d. d. Maximum Liability Amounts – No Damages, except Damages arising from or relating to: (1) fraud (provided that fraud shall not be deemed to include a negligent misrepresentation or omission);

- 65 - 23462652.12 (2) any intentional, willful, or grossly negligent misrepresentation or omission; (3) any breach of or false or fraudulent representation or warranty made by any Seller in any Fundamental Representation or in Sections 4.12, 4.25, 4.26 and 4.28; or (4) the obligations of Sellers under Sections 8.1c, 8.1d, 8.1e and 8.1f or of Buyer under Sections 8.2c, 8.2d and 8.2e; will be recoverable by the Buyer Indemnitees pursuant to the provisions of Section 8.1 in excess of Seven Million Dollars ($7,000,000.00) (the “Cap”). For clarity, the Cap is an aggregate limit for the sum of all Damages (except for the express exclusions set forth in clauses (1) through (4) of this Section 8.4d) by all Buyer Indemnitees. e. Single Recovery – None of the Buyer Indemnitees will be entitled to recover from Sellers hereunder for the same Damage more than once. None of the Seller Indemnitees will be entitled to recover from Buyer hereunder for the same Damage more than once. f. Insurance Proceeds – In computing the amount of any individual or aggregate Damages, the amount of such Damages will be deemed to be an amount net of any insurance proceeds actually received by the Indemnified Party within Five (5) years of the respective indemnity claim hereunder with respect thereto and net of any indemnity, contribution or other similar payment actually made or paid to the Indemnified Party within Five (5) years of the respective indemnity claim hereunder by any Person other than the Indemnifying Party. If the Indemnifying Party has previously paid Damages to the Indemnified Party for any such indemnity claim, the Indemnifying Party shall be entitled to any insurance proceeds actually received within Five (5) years of the respective indemnity claim hereunder, up to the amount actually paid by the Indemnifying Party. g. Duty to Mitigate – Each Indemnified Party will take, and cause its Affiliates to take, all commercially reasonable steps to mitigate any Damages upon which a claim for indemnification may be made herein, upon becoming aware of any event or circumstance that would be reasonably expected to give rise to such claim. The Indemnified Party will act in a commercially reasonable manner in addressing any events or actions that may provide the basis for indemnification hereunder (that is, such Indemnified Party will respond to such event or action in the same manner that it would respond in the absence of the indemnification provided for in this Agreement, but in no event less than a commercially reasonable response). 8.5. No Effect. The rights and remedies of any Party based upon, arising out of or otherwise in respect of, any inaccuracy in or breach of, any representation, warranty or agreement or failure to fulfill any condition will in no way be limited by the fact that the act, omission, occurrence or other statement of facts upon which any claim for such inaccuracy or breach is based may also be the subject matter of any other representation, warranty or agreement as to which there is no inaccuracy or breach. 8.6. Recoupment/Set-Off.

- 66 - 23462652.12 a. Recoupment – Any indemnification to which any Buyer Indemnitee is entitled under this Agreement will: (1) first be made as a payment to such Buyer Indemnitee from amounts held in escrow in accordance with the terms of the Indemnity Escrow Agreement; (2) then be made as a payment to such Buyer Indemnitee from amounts held in escrow in accordance with the terms of the Installment Payment Escrow Agreement; and (3) then be the basis for a claim by such Buyer Indemnitee against Sellers. b. Election of Remedies – No such recoupment by Buyer will be deemed to be or constitute: (1) an election of remedies to the exclusion of any other remedies to which Buyer may be entitled under this Agreement or at law or in equity; or (2) any limitation on damages to which Buyer may be entitled. 8.7. Exclusive Remedy. Notwithstanding anything to the contrary in this Agreement, the indemnification provided for in this Article 8 will be the sole and exclusive remedy of the Buyer Indemnitees or the Seller Indemnitees, as the case may be, pursuant to this Agreement for breach of any covenant, agreement, representation or warranty except Damages arising from or relating to: (a) fraud (excluding negligent misrepresentation or omission); or (b) intentional, willful or grossly negligent misrepresentation or omission); provided, however, that: (x) nothing contained herein will limit any non-monetary equitable remedy of the Buyer Indemnitees or the Seller Indemnitees; and (y) each Party agrees that the contractual remedies and equitable remedies available to them under this Agreement are adequate without the right of unilateral rescission for any reason. 8.8. Characterization of Indemnity Payments. Any indemnification payments made pursuant to this Agreement will be considered, to the extent permissible under Applicable Law, as adjustments to the Purchase Price for all tax purposes. ARTICLE 9 - MISCELLANEOUS 9.1. Law. This Agreement will be governed by and construed in accordance with the laws of the State of New Jersey, without regard to principles of conflicts of laws. 9.2. Entire Agreement. This Agreement, together with all Exhibits and Schedules attached hereto and made a part hereof, the Recitals and the other Covered Agreements, constitutes the entire agreement among the Parties regarding the subject matter herein and therein and supersedes all prior and contemporaneous agreements among the Parties, whether written or oral, with respect to such subject matter. 9.3. Survivability. Subject to Sections 8.4a and 8.4b and any applicable statute of limitations, all representations, warranties, and covenants herein will survive and continue to bind the Parties after the execution and delivery of this Agreement and the Closing, to the extent and

- 67 - 23462652.12 for as long as may be necessary to give effect to the rights, duties, and obligations of the Parties pursuant to this Agreement. 9.4. Waiver. Failure by any Party to insist upon strict performance of any provision herein by the other Party will not be deemed a waiver by such Party of its rights or remedies or a waiver by it of any subsequent default by any other Party, and no waiver by any Party will be effective unless it is in writing and duly executed by such Party. 9.5. Assignment. No Party will have the right to assign any of its rights or duties hereunder without the prior written consent of the other Parties, which consent will not be unreasonably withheld, conditioned, or delayed. Notwithstanding anything to the contrary contained herein, under no circumstances will any such assignment be deemed to release the assigning Party in any way from any of its duties hereunder, and the assigning Party will be jointly and severally liable with the assignee for all of such duties and obligations. 9.6. Parties Bound. This Agreement inures to the benefit of and is binding upon the Parties and their successors and permitted assigns, subject to the restrictions against assignment provided in Section 9.5. 9.7. Amendment. This Agreement may be amended only by a writing executed by all of the Parties. 9.8. Headings. The headings herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. 9.9. Counterparts. This Agreement may be executed in two or more counterparts, any of which will be deemed an original, and all of which together will constitute one and the same instrument. 9.10. Notices. All notices hereunder will be in writing and will be: (a) personally delivered (effective upon personal delivery); or (b) sent by a nationally recognized commercial overnight delivery service with provisions for a receipt, delivery charges prepaid (effective upon receipt by addressee); and will be addressed to the Parties as follows: If to Sellers (or Company prior to Closing): Thomas G. Garvey III 1720 Asbury Avenue Ocean City, New Jersey 08226 with a copy to (which will not constitute notice): Kulzer & DiPadova, P.A. 76 E. Euclid Avenue, Suite 300 Haddonfield, New Jersey 08033 Attention: Michael A. Kulzer, Esq.

- 68 - 23462652.12 If to Buyer (or Company after Closing): Columbus McKinnon Corporation 205 Crosspoint Parkway Getzville, New York 14068 Attention: Alan S. Korman, Vice President, Corporate Development, General Counsel with a copy to (which will not constitute notice): Barclay Damon LLP 200 Delaware Avenue, Suite 1200 Buffalo, New York 14202 Attention: Gust P. Pullman, Esq. Notice of change in address will be given in accordance with the terms of this Section 9.10 and will be effective only upon receipt. 9.11. Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in, and attached to, this Agreement are incorporated herein by reference and made a part hereof. 9.12. Disputes. Any dispute arising among the Parties hereunder will be subject to the exclusive jurisdiction of and will be finally settled in an action commenced and maintained in any state or federal court having subject matter jurisdiction sitting in Camden, New Jersey. The Parties irrevocably consent and submit to the personal jurisdiction of such courts and agree not to challenge or assert any defense to the jurisdiction of such courts, including forum non conveniens. 9.13. Expenses. The nonprevailing Party or Parties in any Litigation hereunder will be required to reimburse the prevailing Party or Parties for all reasonable costs and expenses incurred in any such Litigation, including reasonable attorneys’ fees and costs. The extent to which a Party is a “prevailing Party” will be determined by the court having jurisdiction over such Litigation, after taking into account the nature of the dispute, the merits of the legal and factual positions of the Parties, the amount of the damages awarded and the extent to which the Parties did or did not litigate in good faith. 9.14. Inconsistencies. If any provision herein is inconsistent with any provision of any other agreement or document required or executed pursuant to this Agreement, then the following will apply: a. in the case of conflict between this Agreement and the Indemnity Escrow Agreement, then the provisions of the Indemnity Escrow Agreement will control; b. in the case of conflict between this Agreement and the Installment Payment Escrow Agreement, then the provisions of the Installment Payment Escrow Agreement will control; c. in the case of conflict between this Agreement and any Stock Power, then the provisions of such Stock Power will control; d. in the case of conflict between this Agreement and any Non-Competition Agreement, then the provisions of such Non-Competition Agreement will control;

- 69 - 23462652.12 e. in the case of conflict between this Agreement and the Employment Agreement, then the provisions of the Employment Agreement will control; f. in the case of conflict between this Agreement and any Retention Agreement, then the provisions of such Retention Agreement will control; g. in the case of conflict between this Agreement and the Seller Release or Buyer/Company Release, then the provisions of such Seller Release or Buyer/Company Release, as the case may be, shall control; h. in the case of conflict between this Agreement and the Existing Confidentiality Agreement, then the provisions of this Agreement will control; and i. in the case of conflict between this Agreement and any other document required or executed pursuant to this Agreement or the transactions contemplated herein (other than the Indemnity Escrow Agreement, the Installment Payment Escrow Agreement, any Stock Power, any Non- Competition Agreement, the Employment Agreement, any Retention Agreement, any Seller Release, any Buyer/Company Release, or the Existing Confidentiality Agreement), then the provisions of this Agreement will control. 9.15. Third Parties. Except for Seller Indemnitees and Buyer Indemnitees who are all intended third party beneficiaries hereunder, nothing herein, expressed, or implied, is intended or will be construed to confer upon or give any Person other than the Parties and their respective successors and permitted assigns, any right or remedy under or by reason of this Agreement. 9.16. Severability. If any provision herein is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable, such provision will be automatically reformed and construed so as to be valid, legal, and enforceable to the maximum extent permitted by Applicable Law. The invalidity, illegality, or unenforceability of any part of this Agreement will not render invalid the remainder of this Agreement. 9.17. Construction. a. Pronouns - All pronouns and any variation thereof will be deemed to refer to the masculine, feminine, neuter, singular and/or plural as the identity of the Person or the context may require. b. Joint Drafting - The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement will be construed as if drafted jointly by all of the Parties. c. Reference to Laws - Any reference to any federal, state, local, municipal, or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. d. Meaning of “Including” - The word “including” means “including, without limitation” and “includes” means “includes, without limitation”.

- 70 - 23462652.12 9.18. Waiver of Jury Trial. Each Party hereby expressly waives its respective rights to a jury trial of any claim or cause of action arising out of this Agreement or the relationship of the Parties under this Agreement. The scope of this waiver is intended to be all-encompassing of any dispute that may be filed in any court and that relates to the subject matter of this Agreement, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Party represents and warrants that it has reviewed this waiver with its legal counsel and that each voluntarily waives its jury trial rights following consultation with its legal counsel. This waiver is irrevocable and may be modified only in an amendment to this Agreement. In the event of litigation, this Agreement may be filed as a written consent to trial (without a jury) by the court. EACH PARTY HAS READ AND UNDERSTANDS SECTIONS 9.12 AND 9.13 AND THIS SECTION 9.18, WHICH GOVERN REMEDIES, CONFLICT RESOLUTION AND WAIVER OF JURY TRIAL. EACH PARTY UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EACH PARTY RESPECTIVELY AGREES THAT THIS CLAUSE CONSTITUTES A WAIVER OF SUCH PARTY’S RIGHT TO A JURY TRIAL. 9.19. Transaction Expenses. a. Buyer – All costs and expenses incurred by Buyer or any Buyer Affiliate (including Company after the Closing) in connection with this Agreement or any other Covered Agreement and the transactions contemplated herein and therein, including legal fees and expenses and accounting fees and expenses, will be paid by Buyer or such Buyer Affiliate. b. Seller – All costs and expenses incurred by any Seller or any Seller Affiliate (including Company prior to the Closing) in connection with this Agreement or any other Covered Agreement and the transactions contemplated herein and therein, including legal fees and expenses and accounting fees and expenses, will be paid out of the Purchase Price, or otherwise paid by Sellers. 9.20. Currency. All dollar amounts referred to herein are expressed in U.S. Dollars. 9.21. Electronic Submission. The exchange of a fully executed Agreement, Covered Agreement or any other document or instrument required hereunder (in counterparts or otherwise) by facsimile transmission or electronic transmission in .PDF format will be sufficient to bind the Parties to the terms and conditions of this Agreement and the other Covered Agreements and will be deemed to be duplicate original documents and may be used by all Parties for all purposes an original document may be used for, and all signatures on such documents will be deemed and treated for all purposes as original signatures. Execution and delivery of this Agreement, the other Covered Agreements or any other document or instrument required hereunder by exchange of facsimile or other electronically transmitted counterparts bearing the signature of a Party will be equally as effective as delivery of a manually executed counterpart of such Party. 9.22. Termination. This Agreement may be terminated without penalty at any time prior to the Closing: a. by the mutual written consent of Buyer and Seller Representative; b. by Buyer, by written notice to Company and Seller Representative, if any of the conditions set forth in Sections 7.1 or 7.3 will not have been fulfilled by December 31, 2021

- 71 - 23462652.12 (including any false or inaccurate representation or warranty resulting from a Seller Schedule or Seller Schedule Supplement pursuant to Section 6.3a), unless such failure is due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by Buyer prior to the Closing; c. by Seller Representative, by written notice to Buyer, if any of the conditions set forth in Sections 7.2 or 7.3 will not have been fulfilled by December 31, 2021 (including any false or inaccurate representation or warranty resulting from a Buyer Schedule or Buyer Schedule Supplement pursuant to Section 6.3b), unless such failure is due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by Seller prior to the Closing; d. by Buyer or Sellers if any Applicable Law makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or any Government Entity has issued a Government Order restraining or enjoining the transactions contemplated by this Agreement, and such Government Order has become final and non-appealable; or e. by Buyer or Sellers if the Closing has not occurred by 5:00 p.m. (Eastern Time) on December 31, 2021. 9.23. Effect of Termination. In the event of the termination of this Agreement in accordance with Section 9.22, this Agreement will forthwith become void and there will be no Liability on the part of any Party except: a. as set forth in this Article 9 and Sections 6.3 and 6.11, which provisions will survive such termination; b. that nothing herein will relieve any Party from Liability for any willful breach of any provision hereof; and c. that the Existing Confidentiality Agreement will remain in full force and effect. 9.24. Seller Representative. a. Appointment; Authority - By approving this Agreement and the transactions contemplated herein, each Seller irrevocably authorizes and appoints Seller Representative as such Seller’s representative and attorney-in-fact to act on behalf of such Seller with respect to this Agreement and the other Covered Agreements and to take any and all actions and make any decisions required or permitted to be taken by Seller Representative pursuant to this Agreement or the other Covered Agreements, including the power to: (1) give and receive notices and communications to or from Buyer (on behalf of it or any other Buyer Indemnitee) or Company relating to this Agreement, or any of the transactions and other matters contemplated herein (except to the extent that this Agreement expressly contemplates that any such notice or communication will be given to or received by Sellers individually);

- 72 - 23462652.12 (2) agree to, negotiate, and enter into settlements and compromises of issues and disputes with Buyer or Company; (3) agree to, object to, negotiate, resolve, enter into settlements and compromises of, demand litigation of, and comply with orders of courts with respect to, claims for indemnification made by any Buyer Indemnitee; (4) litigate, arbitrate, resolve, settle or compromise any claim for indemnification pursuant to this Agreement; (5) undertake an audit pursuant to Section 2.6c; (6) agree to, object to, negotiate, resolve, enter into settlements and compromises of, and submit to review by the Independent Accountants, any matters pursuant to Section 2.6 or 2.8; (7) execute and deliver all documents necessary or desirable to carry out the intent of this Agreement and any other Covered Agreement (except for Non-Competition Agreements and Retention Agreements); (8) make all elections or decisions contemplated in this Agreement or any other Covered Agreement (except for Non-Competition Agreements and Retention Agreements); (9) engage, employ, or appoint any agents or representatives (including attorneys, accountants, and consultants) to assist Seller Representative in complying with his/her duties and obligations; (10) accept payments due Sellers under Section 2.6 or 2.8 and deduct, hold back or redirect any such funds that may be payable to any Seller pursuant to the terms of this Agreement, or any agreements or documents executed and delivered in connection herewith or therewith in order to pay, or establish a reserve for: (A) any amount that may be payable by such Seller hereunder; or (B) any costs, fees, expenses and other liabilities incurred by Seller Representative (in his or her capacity as such) in connection with this Agreement or his or her rights or obligations hereunder; (11) take all actions necessary or appropriate in the judgment of Seller Representative for the accomplishment of the foregoing; and (12) The initial Seller Representative is Thomas. Seller Representative may be removed, and any successor or replacement Seller Representative will be appointed, solely in accordance with Section 9.24d below.

- 73 - 23462652.12 b. Interaction with Buyer – Buyer will be entitled to deal exclusively with Seller Representative on all matters relating to this Agreement and will be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed by Seller Representative, and on any other action taken or purported to be taken on behalf of any Seller by Seller Representative, as being fully binding upon such Person. Notices or communications to or from Seller Representative will constitute notice to or from each Seller. Except as set forth in the final sentence of this Section 9.24b: (1) any decision or action by Seller Representative hereunder, including any agreement between Seller Representative and any Buyer Indemnitee relating to the defense, payment or settlement of any claims for indemnification hereunder, will constitute a decision or action of all Sellers and will be final, binding and conclusive upon each such Person; and (2) no Seller will have the right to object to, dissent from, protest or otherwise contest the same. The provisions of this Section 9.24, including the power of attorney granted hereby, are independent and severable, are irrevocable and coupled with an interest and will not be terminated by any act of any one Seller or by operation of law. Buyer may rely upon all actions taken or omitted to be taken by Seller Representative pursuant to this Agreement and the other Covered Agreements, all of which actions or omissions will be legally binding upon Seller Representative and all Sellers. Notwithstanding anything to the contrary contained in this Agreement, Seller Representative will have no authority to: (i) amend the terms of this Agreement if such amendment would adversely affect in any material respect the rights of any Seller in a manner different in any material respect from the rights of any other Seller; (ii) bind any Seller with respect to Damages or any other Liability in excess of such Seller’s Participation Percentage of the Purchase Price; or (iii) make any admission of fault or liability on behalf of any Seller, other than with respect to the payment of any Damages under Article 8. c. Access - Company will provide Seller Representative with reasonable access to information about Company and the reasonable assistance of Company’s officers and employees for purposes of performing Seller Representative’s duties hereunder and exercising Seller Representative’s rights hereunder, provided that Seller Representative will treat confidentially and not disclose any nonpublic information from or about Company to anyone (except on a need-to-know basis to Seller Representative’s representatives for such matter who agree to treat such information confidentially). d. Successor Seller Representative – Seller Representative may resign at any time, and may be removed for any reason or no reason by the vote or written consent of Sellers representing a majority of the Participation Percentages of all Sellers (the “Majority Holders”); provided, however, in no event will Seller Representative resign or be removed without the Majority Holders having first appointed a successor Seller Representative who will assume such duties immediately upon the resignation or removal of such Seller Representative. In the event of the death, incapacity, resignation or removal of Seller Representative, a successor Seller Representative will be appointed by the vote or written consent of the Majority Holders. Notice of such vote or a copy of the written consent appointing such Seller Representative will be sent to Buyer, such appointment to be effective upon the later of the date indicated in such consent or the date such notice is received by Buyer; provided, that until such notice is received, Buyer and Company will be entitled to rely on the decisions and actions of Seller Representative prior to such appointment as described above.

- 74 - 23462652.12 e. Liability – Seller Representative will not be liable to Sellers for actions taken pursuant to this Agreement or the other Covered Agreements, except to the extent such actions will have been determined by a court of competent jurisdiction to have constituted gross negligence or involved fraud, intentional misconduct or bad faith (it being understood that any act done or omitted pursuant to the advice of counsel, accountants and other professionals and experts retained by Seller Representative will be conclusive evidence of good faith). Sellers will, in accordance with their respective Participation Percentages, indemnify, defend and hold harmless Seller Representative from and against, compensate him/her for, reimburse him/her for and pay any and all Damages arising out of and in connection with his/her activities as Seller Representative under this Agreement and the other Covered Agreements (the “Representative Losses”), in each case as such Representative Losses are suffered or incurred; provided, that if it is finally adjudicated that any Representative Losses or any portion thereof was primarily caused by the gross negligence, fraud, intentional misconduct or bad faith of Seller Representative, then Seller Representative will reimburse Sellers the amount of such indemnified Representative Losses attributable to such gross negligence, fraud, intentional misconduct or bad faith. 9.25. No Tax Advice. Each Party acknowledges and agrees that it has not received and is not relying upon Tax advice from any other Party, and that it has and will continue to consult its own advisors with respect to Taxes. [Signature Page Follows]

23462652.12 EXHIBIT A NET WORKING CAPITAL FORMULA AND CALCULATION OF TARGET NET WORKING CAPITAL Note: The dollar amounts set forth below are based on Company’s September 30, 2021, trial balance sheet and are solely for the purpose of providing an example of the calculations. The following standards will apply to the calculation of Net Working Capital: 1. Any trade account receivable that is past due by more than 90 days will be valued at Fifty Percent (50%) of its face value. 2. Inventory manufactured by Company will be valued at material and labor cost only. Damaged, obsolete, or discontinued items of Inventory will be excluded from the calculation. Inventory purchased more than 2 years in the past with quantity on hand at the time of the calculation meeting the criteria below will be excluded from the calculation: • More than 2 years on hand, but less than 3 years on hand will be excluded at 25% • More than 3 years on hand, but less than 4 years on hand will be excluded at 50% • More than 4 years on hand will be excluded at 100% 2021 September Accounts Receivable 5,824,714 Inventory 6,693,217 Other Current Assets 506,007 Accounts Payable (1,341,932) Accrued Expenses (11,811,179) Net Working Capital (129,172) Customer Deposits 10,152,724 Customer Deposits in AR (2,269,864) Customer Deposits Treated as Debt 7,882,860 NWC (Excluding Customer Deposits Treated as Debt) 7,753,688

23462652.12 The calculation of years on hand is based on the 2-year average annual usage for each material. It also excluded new materials purchased for the first time less than 3 years from the time of the calculation. 3. Prepaid expenses will be included at net value. 4. Customer deposits will be treated as a debt-like item except for the following: (1) customer deposits that are still in Accounts Receivable and have not been collected in cash, or (2) cash collected on customer deposits can be proved to have been used to pay for inventory for the project for which the cash was collected. In the event condition (2) is satisfied, the difference between the amounts paid for inventory and cash collected will still be treated as debt.